Exhibit 10.3

TRANSITION SERVICES AGREEMENT

dated                 , 2004

among

GENERAL ELECTRIC COMPANY,

GENERAL ELECTRIC CAPITAL CORPORATION,

GEI, INC.,

GE FINANCIAL ASSURANCE HOLDINGS, INC.,

GNA CORPORATION,

GE ASSET MANAGEMENT INCORPORATED,

GENERAL ELECTRIC MORTGAGE HOLDINGS LLC

and

GENWORTH FINANCIAL, INC.

i

ii

This Transition Services Agreement, dated             , 2004 (this “Agreement”), is made by and among GENERAL ELECTRIC COMPANY, a New York corporation (“General Electric”), GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (“GE Capital”), GEI, INC., a Delaware corporation (“GEI”), GE FINANCIAL ASSURANCE HOLDINGS, INC., a Delaware corporation (“GEFAHI”), GNA CORPORATION, a Washington corporation (“GNA”), GE ASSET MANAGEMENT INCORPORATED, a Delaware corporation (“GEAM”), GENERAL ELECTRIC MORTGAGE HOLDINGS LLC, a North Carolina limited liability company (“GEMH”), and GENWORTH FINANCIAL, INC., a Delaware corporation (“Genworth”).

RECITALS

A.                                   General Electric, GE Capital, GEI, GEFAHI and Genworth entered into a Master Agreement, dated as of the date hereof  (the “Master Agreement”).

B.                                     It is contemplated by the Master Agreement that after the date hereof (i) General Electric will continue to provide, or cause to continue to be provided, certain administrative and support services and other assistance to Genworth (together with its Subsidiaries, including GNA and GEMH, collectively hereinafter referred to as the “Company”) on a transitional basis and in accordance with the terms and subject to the conditions set forth herein, and (ii) the Company will continue to provide, or cause to continue be provided, certain administrative and support services and other assistance to General Electric (together with its Subsidiaries, including GE Capital, GEFAHI, and GEAM (but excluding Genworth and its Subsidiaries), collectively hereinafter referred to as “GE”) on a transitional basis and in accordance with the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01.      Certain Defined Terms.  Unless otherwise defined herein, all capitalized terms used herein shall have the same meaning as in the Master Agreement.

The following capitalized terms used in this Agreement shall have the meanings set forth below:

“Cross License” means the Intellectual Property Cross License, dated as of the date hereof, by and between General Electric and Genworth.

“European Transition Services Agreement” means the Transitional Services Agreement, dated as of the date hereof, between Financial Insurance Group Services Limited and GE Life Services Limited.

“GEFAHI Divested Companies” means the following companies and their associated business divested by GEFAHI on or about August 29, 2003:  (i) GE Property and Casualty Insurance Company; (ii) GE Casualty Insurance Company; (iii) GE Indemnity Insurance Company; (iv) GE Auto & Home Insurance Company, (v) Bayside Casualty Insurance Company; (vi) GE Financial Assurance Japan Ltd.; (vii) GE Edison Life Insurance Company; (viii) Toho Shinyo Hosho Company; and (ix) GE Edison Services Company.

“Information Systems” means computing, telecommunications or other digital operating or processing systems or environments, including, without limitation, computer programs, data, databases, computers, computer libraries, communications equipment, networks and systems.  When referenced in connection with Services, Information Systems shall mean the Information Systems accessed and/or used in connection with the Services.

“Intellectual Property” means all of the following, whether protected, created or arising under the laws of the United States or any other foreign jurisdiction: (i) patents, patent applications (along with all patents issuing thereon), statutory invention registrations, divisions, continuations, continuations-in-part, substitute application of the foregoing and any extensions, reissues, restorations and reexaminations thereof, and all rights therein provided by international treaties or conventions, (ii) copyrights, mask work rights, database rights and design rights, whether or not registered, published or unpublished, and registrations and applications for registration thereof, and all rights therein whether provided by international treaties or conventions or otherwise, (iii) trademarks, service marks, trade dress, logos and other identifiers of source, including all goodwill associated therewith and all common law rights, registrations and applications for registration thereof, and all rights therein provided by international treaties or conventions, and all reissues, extensions and renewals of any of the foregoing, (iv) intellectual property rights arising from or in respect of domain names, domain name registrations and reservations, (v) trade secrets, (vi) intellectual property rights arising from or in respect of Technology, and (vii) all other applications and registrations related to any of the intellectual property rights set forth in the foregoing clauses (i) – (vi) above.

“Investment Management Agreements” means each of the Amended and Restated Investment Management and Services Agreements dated as of the date hereof between GEAM and one or more Subsidiaries of Genworth.

“Provider” means the party providing a Service under this Agreement.

“Recipient” means the party to whom a Service under this Agreement is being provided.

“Representative(s)” of a Person means any director, officer, employee, agent, consultant, accountant, auditor, financing source, attorney, investment banker or other representative of such Person.

“Retained Businesses” means the insurance businesses owned or managed, directly or indirectly, by General Electric or one of its Subsidiaries immediately prior to the Closing and any other businesses owned or managed, directly or indirectly, by General Electric or one of its Subsidiaries immediately prior to the Closing that received any service or support substantially the same as the Company Services described in Schedule B hereto from GEFAHI or the Company at any time prior to the Closing, in each case to the extent such businesses are not transferred or contributed to the Company at the Closing.

“Software” means the object and source code versions of computer programs and any associated documentation therefore.

“Service(s)” means, individually and collectively, the GE Services, Company Services and Undertakings (but specifically excludes the Management Consulting Services).

“Service Termination Date” shall have the meaning specified in Schedule A, Schedule A-1 or Schedule B, as applicable, in respect of any Service, or such earlier date as provided hereunder.

“Technology” means, collectively, all designs, formulas, algorithms, procedures, techniques, ideas, know-how, software, programs, models, routines, confidential and proprietary information, databases, tools, inventions, invention disclosures, creations, improvements, works of authorship, and all recordings, graphs, drawings, reports, analyses, other writings, and any other embodiment of the above, in any form, whether or not specifically listed herein.

“Total Consent Cost Amount” means $11 million, which amount represents the parties’ agreed-upon good faith estimate of the anticipated out-of-pocket costs with respect to obtaining, performing or otherwise satisfying (i) the Consents pursuant to the terms of this Agreement and (ii) the Consents (as such term is defined in the European Transition Services Agreement) pursuant to the terms of the European Transition Services Agreement.

“Total Conversion Cost Amount” means $29.6 million, which amount represents the parties’ agreed-upon good faith estimate of the anticipated nonrecurring, out-of-pocket conversion costs with respect to the transition of (i) the GE Services pursuant to the terms of this Agreement and (ii) the GEIH Services (as such term is defined in the European Transition Services Agreement) pursuant to the terms of the European Transition Services Agreement.

“Undertakings” means, collectively, the obligations of General Electric and its Subsidiaries and Genworth and its Subsidiaries set forth in Article III.

“Virus” shall mean any computer instructions (i) that adversely affect the operation, security or integrity of a computing, telecommunications or other digital operating or processing system or environment, including without limitation, other programs, data, databases, computer libraries and computer and communications equipment, by altering, destroying, disrupting or inhibiting such operation, security or integrity; (ii) that without functional purpose, self-replicate without manual intervention; and/or (iii) that purport to perform a useful function but which actually perform either a destructive or harmful function, or perform no useful function and utilize substantial computer, telecommunications or memory resources.

SECTION 1.02.      Other Terms.  For purposes of this Agreement, the following terms have the meanings set forth in the sections or agreements indicated.

Term	Section
Affiliate	Master Agreement
Agreement	Preamble
Breaching Party	Section 9.01(a)
Business Day	Master Agreement
Business Services Agreement	Master Agreement
Closing	Master Agreement
Closing Date	Master Agreement
Company	Recitals
Company Indemnified Party	Section 3.02(b)
Company Services	Section 2.01(b)
Company Services Manager	Section 2.04
Company Substitute Service	Section 2.01(b)
Company Vendor Agreements	Section 3.01(b)
Consents	Section 4.04(a)
Controlled	Cross License
Electronic Materials	Section 2.02(a)(iii)
Force Majeure	Master Agreement
General Electric	Preamble
GE	Recitals
GE Acquired Unit	Section 10.10
GEAM	Preamble
GE Basic Substitute Service	Section 2.01(a)
GE Confidential Information	Master Agreement
GE Capital	Preamble
GE Divested Unit	Section 10.10
GEFAHI	Preamble
GEI	Preamble
GE Intellectual Property	Cross License
GEMH	Preamble
Genworth	Preamble
Genworth Acquired Unit	Section 10.10
Genworth Business	Master Agreement
Genworth Confidential Information	Master Agreement
Genworth Divested Unit	Section 10.10
Genworth Intellectual Property	Cross License
GE-Owned GRC Intellectual Property	Section 4.03(b)
GE Services	Section 2.01(a)
GE Services Manager	Section 2.03
GE Substitute Investment IT Service	Section 2.01(a)
GE Substitute Service	Section 2.01(a)
GE Vendor Agreements	Section 3.01(a)
GNA	Preamble
HIPAA	Schedule F
HIPAA Privacy Rule	Schedule F
IBS	Section 5.01(c)(i)

Term	Section
Improvement	Cross License
Investment IT Services	Section 2.01(a)
Laws	Master Agreement
Liabilities	Master Agreement
Management Consulting Services	Section 4.06(a)
Master Agreement	Recitals
Non-Breaching Party	Section 9.01(a)
Other Costs	Section 5.01(a)
Permitted Use	Section 3.02(a)
Provider Indemnified Party	Section 7.01
Recipient Indemnified Party	Section 7.02
Reinsurance Agreement(s)	Master Agreement
Service Charges	Section 5.01(a)
Six Sigma Programs	Section 3.02(a)
Standard for Services	Section 6.01
Subsidiary	Master Agreement
Taxes	Section 10.06(b)
Transactions	Master Agreement
Trigger Date	Master Agreement

ARTICLE II

SERVICES AND TERMS

SECTION 2.01.      Services; Scope

(a)           During the period commencing on the date hereof and ending on the relevant Service Termination Date, subject to the terms and conditions set forth in this Agreement, General Electric shall provide or cause to be provided to the Company the services listed in Schedule A (the “GE Service(s)”).  The “GE Services” also shall include (1) any Services to be provided by GE to the Company as agreed pursuant to Section 10.03(a), (2) the investment-related information technology services set forth on Schedule A-1 (the “Investment IT Services”), and (3) any GE Substitute Service; provided, however, that (i) the scope of each GE Service shall be substantially the same as the scope of such service provided by GE to the Company or the Company’s predecessor, as applicable, on the last day prior to the date hereof that such service was provided by GE to the Company or the Company’s predecessor, as applicable, in the ordinary course, (ii) the use of each GE Service by the Company shall include use by the Company’s contractors in substantially the same manner as used by the contractors of the Company or the Company’s predecessor, as applicable, prior to the Closing and (iii) except as provided in Section 10.10, nothing in this Agreement shall require that any GE Service be provided other than for use in, or in connection with the Genworth Business.  Nothing in the preceding sentence or elsewhere in this Agreement shall be deemed to restrict or otherwise limit the volume or quantity of any GE Service, provided that certain volume or quantity changes with respect to a GE Service may require the parties to negotiate in good faith and use their commercially reasonable efforts to agree upon a price change with respect to such GE Service pursuant to Section 10.10.  If, for any reason, GE is unable to provide any GE Service (other than an Investment IT Service) to the Company pursuant to the terms of this Agreement, GE shall provide to the Company a substantially equivalent service (a “GE Basic Substitute Service”) at or below the cost for the substituted GE Service as set forth in Schedule A and otherwise in accordance with the terms of this Agreement, including the Standard for Services.  If, for any reason, GE is unable to provide any Investment IT Service to the Company pursuant to the terms of this Agreement or GE elects to provide a substitute service in lieu of such Investment IT Service, GE shall provide to the Company a substantially equivalent service (a “GE Substitute Investment IT Service”) at or below the cost for the substituted Investment IT Service as set forth in Schedule A-1 (subject to any increase in such costs provided for in the Investment Management Agreements) and otherwise in accordance with the terms of this Agreement, including the Standard for Services; provided, however, (i) GE shall provide the Recipient of such GE Substitute Investment IT Service with reasonable advance notice of the proposed commencement date of such GE Substitute Investment IT Service and (ii) upon such Recipient’s request, GE shall provide such Recipient with information regarding GE’s plans to substitute the existing Investment IT Service with the GE Substitute Investment IT Service and permit such Recipient to (A) consult with applicable GE personnel regarding the proposed GE Substitute Investment IT Service and the third party provider thereof and (B) participate in negotiations with any third party provider of such GE Substitute Investment IT Service, provided that GE shall have the exclusive right, subject to the terms of this Agreement, to ultimately select the GE Substitute Investment IT Service and the provider thereof.  Together, the GE Basic Substitute Services and the GE Substitute Investment IT Services shall be the “GE Substitute Services.”

(b)           During the period commencing on the date hereof and ending on the relevant Service Termination Date, subject to the terms and conditions set forth in this Agreement, Genworth shall provide or cause to be provided to GE the services listed in Schedule B (the “Company Service(s)”).  The “Company Services” also shall include (1) any Services to be provided by the Company to GE as agreed pursuant to Section 10.03(a) and (2) any Company Substitute Service; provided, however, that (i) the scope of each Company Service shall be substantially the same as the scope of such service provided by the Company or the Company’s predecessor, as applicable, to GE on the last day prior to the date hereof that such service was provided by the Company or the Company’s predecessor, as applicable, to GE in the ordinary course, (ii) the use of each Company Service by GE shall include use by GE’s contractors in substantially the same manner as used by the contractors of GE prior to the Closing and (iii) except as provided in Section 10.10, nothing in this Agreement shall require that any Company Service be provided other than for use in, or in connection with (A) the Retained Businesses or (B) the GEFAHI Divested Companies.  Nothing in the preceding sentence or elsewhere in this Agreement shall be deemed to restrict or otherwise limit the volume or quantity of any Company Service, provided that certain volume or quantity changes with respect to a Company Service may require the parties to negotiate in good faith and use their commercially reasonable efforts to agree upon a price change with respect to such Company Service pursuant to Section 10.10 hereof.  The Company Services shall not include any services the Company provides or causes to be provided pursuant to the Business Services Agreement.  If, for any reason, the Company is unable to provide any Company Service to GE pursuant to the terms of this Agreement, the Company shall provide to GE a substantially equivalent service (a “Company Substitute Service”) at or below the cost for the substituted Company Service as set forth in Schedule B and otherwise in accordance with the terms of this Agreement, including the Standard for Services.

(c)           The GE Services shall include, and the Service Charges reflect charges for, such maintenance, support, error correction, training, updates and enhancements normally and customarily provided by GE to its Subsidiaries that receive such services.  If the Company requests that GE provide a custom modification in connection with any GE Service, the Company shall be responsible for the cost of such custom modification, and to the extent such custom modification constitutes Software and such Software and all Intellectual Property therein is owned by GE, GE hereby assigns such Software and all Intellectual Property therein to the Company and the Company hereby grants GE a perpetual, worldwide, fully paid up, irrevocable, transferable, royalty-free, non-exclusive license, with the right to sublicense, to use and modify such Software.  The GE Services shall include all functions, responsibilities, activities and tasks, and the materials, documentation, resources, rights and licenses to be used, granted or provided by GE that are not specifically described in this Agreement as a part of the GE Services, but are incidental to, and would normally be considered an inherent part of, or necessary subpart included within, the GE Services or are otherwise necessary for GE to provide, or the Company to receive, the GE Services.

(d)           The Company Services shall include, and the Service Charges reflect charges for, such maintenance, support, error correction, training, updates and enhancements normally and customarily provided by the Company to its Subsidiaries that receive such services.  If GE requests that the Company provide a custom modification in connection with any Company Service, GE shall be responsible for the cost of such custom modification, and to the extent such custom modification constitutes Software and such Software and all Intellectual Property therein is owned by the Company, the Company hereby assigns such Software and all Intellectual Property therein to GE and GE hereby grants the Company a perpetual, worldwide, fully paid up, irrevocable, transferable, royalty-free, non-exclusive license, with the right to sublicense, to use and modify such Software.  The Company Services shall include all functions, responsibilities, activities and tasks, and the materials, documentation, resources, rights and licenses to be used, granted or provided by the Company that are not specifically described in this Agreement as a part of the Company Services, but are incidental to, and would normally be considered an inherent part of, or necessary subpart included within, the Company Services or are otherwise necessary for the Company to provide, or GE to receive, the Company Services.

(e)           This Agreement (including Section 4.03 hereof) shall not assign any rights to Technology or Intellectual Property between the parties other than as specifically set forth herein.

(f)            The parties acknowledge and agree that in connection with the implementation, provision, receipt and transition of the Services, there will be certain nonrecurring, out-of-pocket conversion costs incurred by GE or the Company.  With respect to each GE Service, GE shall either reimburse the Company after the Service Termination Date for all actual, out-of-pocket conversion costs incurred by the Company and related to such GE Service or, after consultation with the Company, pay such conversion costs directly on an as incurred basis, in either case regardless of whether the Company replaces the GE Service with the same application, system, vendor or other means of effecting the GE Service; provided, however, that GE’s payment and reimbursement obligations under this Section 2.01(f) and Section 3.3.1 of the European Transition Services Agreement shall not exceed, in the aggregate, the Total Conversion Cost Amount.  GE shall be solely responsible for paying any one-time conversion and related costs with respect to the Company Services, and any such one-time conversion or related costs shall not be included in the Total Conversion Cost Amount.

(g)           Prior to GE’s payment of or reimbursement for actual out-of-pocket conversion costs pursuant to Section 2.01(f) above, the Company shall provide GE with an invoice accompanied by reasonably detailed data and documentation sufficient to evidence the out-of-pocket expenses for which the Company is seeking payment or reimbursement.  Upon receipt of such invoice and data and documentation, GE shall, except as otherwise provided in Section 2.01(f), either pay the amount of such invoice directly in accordance with GE’s general payment terms with vendors or reimburse the Company for its payment of the invoice within 30 days of the date of GE’s receipt of such invoice and request for reimbursement from the Company.  If GE in good faith disputes the invoiced amount, then the parties shall work together to resolve such dispute.  If the parties are unable to resolve such dispute within 30 days, the dispute shall be resolved pursuant to Section 8.02.  The parties acknowledge and agree that no prior approval shall be required from GE for the Company to seek any reimbursement pursuant to Section 2.01(f) and this Section 2.01(g).

(h)           Throughout the term of this Agreement, the Provider and the Recipient of any Service shall cooperate with one another and use their good faith, commercially reasonable efforts to effect the efficient, timely and seamless provision and receipt of such Service.

(i)            Any Software delivered by a Provider hereunder shall be delivered, at the election of the Provider, either (i) with the assistance of the Provider, through electronic transmission or downloaded by the Recipient from the GE intranet, or (ii) by installation by Provider on the relevant equipment with retention by Provider of all tangible media on which such Software resides.  Provider and Recipient acknowledge and agree that no tangible medium containing such Software (including any enhancements, upgrades or updates) will be transferred to Recipient at any time for any reason under the terms of this Agreement, and that Provider will, at all times, retain possession and control of any such tangible medium used or consumed by Provider in the performance of this Agreement.  Each party shall comply with all reasonable security measures implemented by the other party in connection with the delivery of Software.

SECTION 2.02.      Conversion Services.

(a)           During the term of this Agreement, GE shall provide, or cause to be provided, the following support, which support shall be in addition to the GE Services described in Schedule A and Schedule A-1, at no cost except for actual out-of-pocket costs and expenses approved in advance in writing by the Company Services Manager:

(i)            GE shall provide, or cause to be provided, current and reasonably available historical data related to the GE Services and predecessor services thereto as reasonably required by the Company in a manner and within a time period as mutually agreed by the parties.

(ii)           GE shall make reasonably available to the Company employees and contractors of GE whose assistance, expertise or presence is necessary to assist the

Company’s transition team in establishing a fully functioning stand-alone environment and the timely assumption by the Company, or by a supplier to the Company, of the GE Services.

(iii)          With respect to any Software or other electronic content (“Electronic Materials”) licensed to Genworth and its Affiliates under the Cross License and used to provide a GE Service, GE shall make available or deliver to the Company a copy of such Software or Electronic Materials that are in existence and current as of the Service Termination Date for such GE Service, including any upgrades, updates and other modifications made to such Software and Electronic Materials since the Closing Date.  Any upgrades, updates or other modifications to Software and Electronic Materials made available or delivered to the Company pursuant to this Section 2.02(a)(iii) shall be deemed to be GE Intellectual Property under the Cross License and licensed to Genworth and its Affiliates pursuant to the terms of the Cross License, notwithstanding that such upgrades, updates or other modifications (x) were not used, held for use or contemplated to be used by the Genworth Group as of the Closing Date, (y) were not Controlled by the GE Group as of the Closing Date or (z) may constitute Improvements made after the Closing Date.

(b)           During the term of this Agreement, the Company shall provide, or cause to be provided, the following support, which support shall be in addition to the Company Services described in Schedule B, at no cost except for actual out-of-pocket costs and expenses approved in advance in writing by the GE Services Manager:

(i)            The Company shall provide, or cause to be provided, current and reasonably available historical data related to the Company Services and predecessor services thereto as reasonably required by GE in a manner and within a time period as mutually agreed by the parties.

(ii)           The Company shall make reasonably available to GE employees and contractors of the Company whose assistance, expertise or presence is necessary to assist GE’s transition team in establishing a fully functioning stand-alone environment in respect of the Retained Businesses and the timely assumption by GE, or by a supplier of GE, of the Company Services.

(iii)          With respect to any Software or other Electronic Materials licensed to General Electric and its Affiliates under the Cross License and used to provide a Company Service, Company shall make available or deliver to GE a copy of such Software or Electronic Materials that are in existence and current as of the Service Termination Date for such Company Service, including any upgrades, updates and other modifications made to such Software and Electronic Materials since the Closing Date.  Any upgrades, updates or other modifications to Software and Electronic Materials made available or delivered to GE pursuant to this Section 2.02(b)(iii) shall be deemed to be Genworth Intellectual Property under the Cross License and licensed to General Electric and its Affiliates pursuant to the terms of the Cross License, notwithstanding that such upgrades, updates or other modifications (x) were not used, held for use or contemplated to be used by GE Group as of the Closing Date, (y) were not Controlled by the Genworth Group as of the Closing Date or (z) may constitute Improvements made after the Closing Date.

SECTION 2.03.      GE Services Manager.  GE will designate a dedicated services account manager (the “GE Services Manager”) who will be directly responsible for coordinating and managing the delivery of the GE Services and will have authority to act on GE’s behalf with respect to the Services.  The GE Services Manager will work with the Company Services Manager to address the Company’s issues and the parties’ relationship under this Agreement.

SECTION 2.04.      Company Services Manager.  The Company will designate a dedicated services account manager (the “Company Services Manager”) who will be directly responsible for coordinating and managing the delivery of the Services by the Company and will have authority to act on the Company’s behalf with respect to the Services.  The Company Services Manager will work with the GE Services Manager to address GE’s issues and the parties’ relationship under this Agreement.

SECTION 2.05.      Performance and Receipt of Services.  The following provisions shall apply to the Services:

(a)           Security.  Each Provider and Recipient shall at all times comply with its own then in-force security guidelines and policies applicable to the performance, access and/or use of the Services and Information Systems.

(b)           No Viruses.  Each of the Company and GE shall take commercially reasonable measures to ensure that no Viruses or similar items are coded or introduced into the Services or Information Systems.  If a Virus is found to have been introduced into the Services or Information Systems, the parties hereto shall use their commercially reasonable efforts to cooperate and to diligently work together to eliminate the effects of such Virus.

(c)           Reasonable Care.  Each Provider and Recipient shall exercise reasonable care in providing and receiving the Services to (i) prevent access to the Services or Information Systems by unauthorized Persons and (ii) not damage, disrupt or interrupt the Services or Information Systems.

ARTICLE III

OTHER ARRANGEMENTS

SECTION 3.01.      Vendor Agreements.

(a)           During the period beginning on the date hereof and ending on the Trigger Date, GE is or may become a party to certain corporate purchasing contracts, master services agreements, vendor contracts, software and other Intellectual Property licenses or similar agreements unrelated to the GE Services (the “GE Vendor Agreements”) under which (or under open work orders thereunder) the Company purchases goods or services, licenses rights to use Intellectual Property and realizes certain other benefits and rights.  The parties hereby agree that the Company shall continue to retain the right to purchase goods or services and continue to realize such other benefits and rights under each GE Vendor Agreement to the extent allowed by such GE Vendor Agreement until the expiration or termination date of such rights or benefits pursuant to the terms of such GE Vendor Agreement (including, without limitation, any voluntary termination of such GE Vendor Agreement by GE).  Additionally, for so long as the purchasing or other rights remain in full force and effect under a GE Vendor Agreement and the Company continues to exercise its purchasing or other rights and benefits under such GE Vendor Agreement and for a period of six months thereafter, GE shall use its commercially reasonable efforts, upon the written request of the Company, to assist the Company in obtaining a purchasing contract, master services agreement, vendor contract or similar agreement directly with the third party provider that is a party to the GE Vendor Agreement.

(b)           During the period beginning on the date hereof and ending on the Trigger Date, the Company is or may become a party to certain corporate purchasing contracts, master services agreements, vendor contracts, software and other Intellectual Property licenses or similar agreements unrelated to the Company Services (the “Company Vendor Agreements”) under which (or under open work orders thereunder) GE purchases goods or services, licenses rights to use Intellectual Property and realizes certain other benefits and rights.  The parties hereby agree that GE shall continue to retain the right to purchase goods or services and continue to realize such other benefits and rights under each Company Vendor Agreement to the extent allowed by such Company Vendor Agreement until the expiration or termination date of such rights or benefits pursuant to the terms of such Company Vendor Agreement (including, without limitation, any voluntary termination of such Company Vendor Agreement by the Company).  Additionally, for so long as the purchasing or other rights remain in full force and effect under a Company Vendor Agreement and GE continues to exercise its purchasing or other rights and benefits under such Company Vendor Agreement and for a period of six months thereafter, the Company shall use its commercially reasonable efforts, upon the written request of GE, to assist GE in obtaining a purchasing contract, master services agreement, vendor contract or similar agreement directly with the third party provider that is a party to the Company Vendor Agreement.

SECTION 3.02.      Six Sigma Programs.

(a)           With regard to the materials, concepts, and methodology comprising the Six Sigma programs used by the Company and its predecessors prior to the date hereof (the “Six Sigma Programs”), GE, at no cost to Company, shall ensure that on and after the date hereof, Company may continue to use the Six Sigma Programs in the same manner as used by the Company and its predecessors prior to the date hereof (“Permitted Use”).

(b)           GE shall indemnify, defend and hold harmless the Company and its directors, officers, employees and each of the heirs, executors, successors and assigns of any of the foregoing (each a “Company Indemnified Party”), from and against any and all Liabilities of the Company Indemnified Parties relating to, arising out of, or resulting from, the Permitted Use, which Liabilities relate to, arise out of, or result from, claims or allegations relating to the Company’s right to use the Six Sigma Programs pursuant to Section 3.02(a) hereof, and which claims or allegations are asserted by consultants, contractors, former employees, or other Persons who contributed to or provided such materials, concepts or methodologies to the Six Sigma Programs.

ARTICLE IV

ADDITIONAL AGREEMENTS

SECTION 4.01.      Leases.

(a)           Each lease or sublease listed on Schedule C-1, pursuant to which the Company leases or subleases real property from GE, shall remain in full force and effect pursuant to its terms unless otherwise agreed to in writing by the parties.

(b)           Each lease or sublease listed on Schedule C-2, pursuant to which GE leases or subleases real property from the Company, shall remain in full force and effect pursuant to its terms unless otherwise agreed to in writing by the parties.

SECTION 4.02.      Computer-Based Resources.

(a)           Prior to the Trigger Date, the Company shall continue to have access to the Information Systems of GE.  On and after the Trigger Date, the Company shall not have access to all or any part of the Information Systems of GE, except to the extent necessary for the Company to perform the Company Services or receive the GE Services (subject to the Company complying with all reasonable security measures implemented by GE as deemed necessary by GE to protect its Information Systems, provided that the Company has had a commercially reasonable period of time in which to comply with such security measures).

(b)           Prior to the Trigger Date, GE shall continue to have access to the Information Systems of the Company.  On and after the Trigger Date, GE shall not have access to all or any part of the Information Systems of the Company, except to the extent necessary for GE to perform the GE Services or receive the Company Services (subject to GE complying with all reasonable security measures implemented by the Company as deemed necessary by the Company to protect its Information Systems, provided that GE has had a commercially reasonable period of time in which to comply with such security measures).

SECTION 4.03.      GRC Matters.

(a)           GE’s Global Research Center shall continue to provide research and development services and related consultation to the Company for the projects set forth in Schedule D in accordance with the terms of any existing written agreements between the Company and GE relating thereto, which shall continue after the date hereof in accordance with the terms of such written agreements.

(b)           Unless the parties specifically agree otherwise in any such existing agreement for the projects set forth in Schedule D, as between the parties, all deliverables pursuant to such projects and the Intellectual Property therein created by or on behalf of GE or jointly by or on behalf of GE and the Company (other than any such Intellectual Property or Technology provided to GE by the Company) shall be owned by GE.  All such deliverables and Intellectual Property therein (other than any such Intellectual Property or Technology owned by a third party) shall be referred to herein as the “GE-Owned GRC Intellectual Property”.  The GE-Owned GRC Intellectual Property shall be deemed to be GE Intellectual Property under the

Cross License and licensed to Genworth and its Affiliates pursuant to the terms of the Cross License, notwithstanding that the GE-Owned GRC Intellectual Property (x) was not used, held for use or contemplated to be used by the Genworth Group as of the Closing Date, (y) was not Controlled by the GE Group as of the Closing Date or (z) may constitute Improvements made after the Closing Date.

(c)           For each project listed on Schedule D, each of the Company and GE shall be solely responsible for the costs assigned to it on Schedule D during 2004.  If, following the date hereof, the Company desires to enter into arrangements with GE’s Global Research Center to provide research and development services or related consultation to the Company for any additional projects, GE and the Company shall use commercially reasonable efforts to negotiate in good faith a contract for such services.

SECTION 4.04.      Consents.

(a)           The parties acknowledge and agree that certain software and other licenses, consents, approvals, notices, registrations, recordings, filings and other actions (collectively, “Consents”) need to be obtained in connection with the Transactions.  GE shall, after consultation with the Company, either directly pay the out-of-pocket costs incurred to obtain, perform or otherwise satisfy each Consent or after any such Consent is obtained, performed or otherwise satisfied, reimburse the Company for all actual, out-of-pocket costs incurred by the Company and related to such Consent; provided, however, that GE’s payment and reimbursement obligations under this Section 4.04(a) and Section 4.5 of the European Transition Services Agreement shall not exceed, in the aggregate, the Total Consent Cost Amount.  GE shall be solely responsible for paying any costs or fees in connection with any Consents with respect to the Company Services or with respect to any agreements to be assigned to GE pursuant to the Master Agreement, and any such costs or fees shall not be included in the Total Consent Cost Amount.

(b)           Prior to receiving any reimbursement for its actual, out-of-pocket costs pursuant to Section 4.04(a) above, the Company shall provide GE with an invoice accompanied by reasonably detailed data and documentation sufficient to evidence the out-of-pocket expenses for which the Company is seeking reimbursement.  Upon receipt of such invoice and data and documentation, GE shall, except as otherwise provided in Section 4.04(a), pay the amount of such invoice to the Company within 30 days of the date of receipt of such invoice.  If GE in good faith disputes the invoiced amount, then the parties shall work together to resolve such dispute.  If the parties are unable to resolve such dispute, the dispute shall be resolved pursuant to Section 8.02.  The parties acknowledge and agree that no prior approval from GE shall be required for the Company to seek any reimbursement pursuant to Section 4.04(a) and this Section 4.04(b).

SECTION 4.05.      Access.

(a)           The Company will allow GE and its Representatives reasonable access to the facilities of the Company necessary for the performance of the GE Services listed on Schedule A and Schedule A-1 for GE to fulfill its obligations under this Agreement.

(b)           GE will allow the Company and its Representatives reasonable access to the facilities of GE necessary for the performance of the Company Services listed on Schedule B for the Company to fulfill its obligations under this Agreement.

SECTION 4.06.      Management Consulting Services.

(a)           For a period of sixty (60) months from the date hereof, subject to the payment by GE of the amount specified in Section 4.06(e) below and upon the reasonable, prior written request of GE, the Company will make such appropriate members of its senior management team reasonably available to provide the services described on Schedule E (the “Management Consulting Services”).

(b)           GE and the Company will mutually agree on the schedule for delivery of the Management Consulting Services.  The schedule will be based on (i) the GE and Company corporate calendars, (ii) the GE and Company functional calendars, (iii) GE’s requests, and (iv) GE’s and the Company’s shared customer requests.  The parties will reasonably work together to accommodate each other’s specific needs regarding meeting logistics, including method, travel, time, and notice.  For avoidance of doubt, schedule conflicts shall not constitute a breach of this Agreement.

(c)           The Company will make reasonable efforts to accommodate GE’s requests; provided however, each participating Company employee shall not be required to spend any more time than the time spent in similar activities in the calendar year immediately preceding the date hereof.  Meeting and other service requests may be submitted by GE and will be considered complete and proper if (i) presented at least one week in advance of any required meeting or such shorter time period as agreed to by the parties, (ii) accompanied by an agenda or a detailed listing of services requested and/or any materials requiring preparation by the Company.  If prepared materials by the Company are requested, then the Company, at its sole discretion, may request additional lead time adequate to prepare the materials.

(d)           The Management Consulting Services shall be in addition to the Company’s obligations pursuant to Section 2.01(h) and 2.02(b) of this Agreement.  In connection with providing the Management Consulting Services and unless otherwise agreed to by the Company, the Company shall not be required to provide any service that would (i) require the disclosure to GE of Company trade secret information or other information that provides the Company a significant competitive advantage, or (ii) require the Company to violate any attorney-client privilege or otherwise lose the protection of other privileged information.  In addition, the Company shall not be required to provide any Management Consulting Services whenever the Company’s and GE’s interests related to such Management Consulting Services are in conflict.

(e)           In consideration of the availability and/or receipt of the Management Consulting Services, GE shall pay the Company the following amounts:  (i) $1 million per month during the forty-eight (48) month period beginning on the date hereof; and (ii) $500,000 per month thereafter until the termination of the Company’s obligation to provide the Management Consulting Services.  Each such monthly payment shall be payable in arrears within thirty (30) days following the last day of the month to which such payment relates.  GE shall also reimburse the Company’s reasonable out-of-pocket costs and expenses incurred in connection with the provision of the Management Consulting Services, including, but not limited to, travel and lodging expenses.

(f)            Notwithstanding anything herein to the contrary, GE acknowledges and agrees that the Management Consulting Services are provided as-is, that GE assumes all risks and liability arising from or relating to its use of and reliance upon the Management Consulting Services and the Company makes no warranty with respect thereto.  THE COMPANY HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES REGARDING THE MANAGEMENT CONSULTING SERVICES, WHETHER EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY IN REGARD TO QUALITY, PERFORMANCE, NONINFRINGEMENT, COMMERCIAL UTILITY, MERCHANTABILITY OR FITNESS OF THE MANAGEMENT CONSULTING SERVICES FOR A PARTICULAR PURPOSE.

(g)           Notwithstanding the provisions of Articles VI and VII, neither the Company nor any of its directors, officers, employees, or any of the heirs, executors, successors or assigns of any of the foregoing shall have any liability in contract, tort or otherwise to GE, its Affiliates or Representatives for or in connection with the Management Consulting Services.

(h)           GE and the Company acknowledge and agree that (i) Articles VI and VII of this Agreement shall not apply to this Section 4.06 or the Management Consulting Services and (ii) notwithstanding Section 10.10 of this Agreement, under no circumstances shall the Company be obligated to provide the Management Consulting Services to a GE Divested Unit.

ARTICLE V

COSTS AND DISBURSEMENTS; PAYMENTS

SECTION 5.01.      Costs and Disbursements; Payments.

(a)           Schedules A, A-1 and B hereto set forth with respect to each Service to be provided a description of the charges (the “Service Charges”) for such Service or the basis for the determination thereof.  During the 24-month period following the date of this Agreement, notwithstanding the Service Charges set forth on Schedule B, the aggregate Service Charges payable by GE to the Company shall, subject to reduction following termination of any Company Service pursuant to Section 9.01(a)(ii) or Section 9.01(a)(iii), be equal to $40 million, and such aggregate amount shall be paid by GE to the Company in eight equal quarterly installments payable on each March 31, June 30, September 30 and December 31 during such 24-month period.  At the time of each quarterly payment, GE also shall pay the Service Charges for the Company Services provided with respect to the GEFAHI Divested Companies as identified on Schedule B in the three months ending on the date the quarterly payment is due for so long as such Company Services are rendered.  Further, in connection with performance of the Services and in connection with the Undertakings, the Provider may incur certain out-of-pocket costs (the “Other Costs”), which shall, without duplication, either be paid directly by the Recipient or reimbursed to the Provider by the Recipient; provided that any Other Costs shall only be payable by the Company or GE, as the case may be, in accordance with this Section 5.01(a) if (i) such Other Costs have been authorized in writing by the Company Services

Manager (if the Company is the Recipient) or the GE Services Manager (if GE is the Recipient) prior to having been incurred by the Provider and (ii) the Recipient receives from the Provider reasonably detailed data and other documentation sufficient to support the calculation of amounts due to the Provider as a result of such Other Costs.

(b)           Notwithstanding the Service Charges set forth in Schedule A with respect to the Company’s use of GE’s U.S. shared data center services supporting GE’s U.S. businesses, GE shall reduce the Service Charges with respect to such services by $2 million per quarter for a period of two years from the date hereof.

(c)           Except with respect to Service Charges for the provision of the Company Services during the 24-month period referenced in Section 5.01(a):

(i)            Prior to the Trigger Date, the Provider and Recipient shall arrange for the payment of all Service Charges and Other Costs through the GE Internal Billing System (“IBS”).  The Recipient shall have the right to dispute any Service Charges and Other Costs settled through the IBS during any calendar quarter by delivering written notice of such dispute, setting forth in reasonable detail the basis therefor, to the Provider within, and no later than, 60 days after the end of such quarter.  As soon as practicable after receipt of any such notice, the Provider shall provide the Recipient with reasonably detailed data and documentation sufficient to support the calculation of any Service Charges and Other Costs that are the subject of the dispute.  If the Provider’s furnishing of such information does not promptly resolve such dispute, the dispute shall be resolved pursuant to Section 8.02.

(ii)           From and after the Trigger Date, the Provider shall deliver an invoice to the Recipient on a monthly basis (or at such other frequency as is consistent with the basis on which the Service Charges are determined and, if applicable, charged to Affiliates of the Provider) in arrears for the Service Charges and any Other Costs due to the Provider under this Agreement.  The Recipient shall pay the amount of such invoice to the Provider in U.S. dollars within seventy-five (75) days of the date of such invoice, provided that, to the extent consistent with past practice with respect to Services rendered outside the United States, payments may be made in local currency.  If the Recipient fails to pay such amount (excluding any amount contested in good faith) by such date, the Recipient shall be obligated to pay to the Provider, in addition to the amount due, interest on such amount at the lesser of (i) the three (3) month London Interbank Offered Rate (LIBOR) plus 100 basis points or (ii) the maximum rate of interest allowed by applicable law, from the date the payment was due through the date of payment.  As soon as practicable after receipt by the Provider of any reasonable written request by the Recipient, the Provider shall provide the Recipient with reasonably detailed data and documentation sufficient to support the calculation of any amount due to the Provider under this Agreement for the purpose of verifying the accuracy of such calculation.  If, after reviewing such data and documentation, the Recipient disputes the Provider’s calculation of any amount due to the Provider, then the dispute shall be resolved pursuant to Section 8.02.

ARTICLE VI

STANDARD FOR SERVICE; COMPLIANCE WITH LAWS

SECTION 6.01.      Standard for Service.  Except as otherwise provided in this Agreement (including in Schedules A, A-1 and B hereto), the Provider agrees to perform the Services such that the nature, quality, standard of care and the service levels at which such Services are performed are no less than the nature, quality, standard of care and service levels at which the substantially same services were performed by or on behalf of the Provider during the most recent service period prior to the date hereof in which such services were performed by or on behalf of the Provider in the ordinary course (the “Standard for Services”).

SECTION 6.02.      Compliance with Laws.  Each of GE and the Company shall comply with all applicable Laws when providing or receiving the Services or when performing obligations under this Agreement.

ARTICLE VII

INDEMNIFICATION; LIMITATION ON LIABILITY

SECTION 7.01.      Limited Liability of a Provider.  Notwithstanding the provisions of Section 6.01, no Provider or its Affiliates or any of their respective directors, officers or employees, or any of the heirs, executors, successors or assigns of any of the foregoing (each, a “Provider Indemnified Party”), shall have any liability in contract, tort or otherwise to the Recipient or its Affiliates or Representatives for or in connection with (i) any Services rendered or to be rendered by any Provider Indemnified Party pursuant to this Agreement, (ii) the transactions contemplated by this Agreement or (iii) any Provider Indemnified Party’s actions or inactions in connection with any such Services or transactions; provided, however, that such limitation on liability shall not extend to or otherwise limit any Liabilities that have resulted directly from such Provider Indemnified Party’s (A) gross negligence or willful misconduct, (B) improper use or disclosure of information of, or regarding, a customer or potential customer of a Recipient Indemnified Party (defined below) or (C) violation of applicable Law.

SECTION 7.02.      Indemnification by Each Provider.  Each Provider shall indemnify, defend and hold harmless each relevant Recipient and each of its Subsidiaries and each of their respective directors, officers and employees, and each of the heirs, executors, successors and assigns of any of the foregoing (each a “Recipient Indemnified Party”), from and against any and all Liabilities of the Recipient Indemnified Parties relating to, arising out of, or resulting from (i) the gross negligence or willful misconduct of a Provider Indemnified Party in connection with the transactions contemplated by this Agreement or such Provider Indemnified Party’s provision of the Services, (ii) the improper use or disclosure of information of, or regarding, a customer or potential customer of a Recipient Indemnified Party in connection with the transactions contemplated by this Agreement or such Provider Indemnified Party’s provision of the Services, or (iii) any violation of applicable Law by a Provider Indemnified Party in connection with the transactions contemplated by this Agreement or such Provider Indemnified Party’s provision of the Services; provided, that (1) the aggregate liability of GE as a Provider pursuant to this Article VII shall in no event exceed $15 million and (2) the aggregate liability of the Company as a Provider pursuant to this Article VII shall in no event exceed $10 million.

SECTION 7.03.      Indemnification by Each Recipient.  Each Recipient shall indemnify, defend and hold harmless each relevant Provider Indemnified Party from and against any and all Liabilities of the Provider Indemnified Parties relating to, arising out of, or resulting from the provision of the Services by any Provider or any of its Subsidiaries, except for (A) any Liabilities that result from a Provider Indemnified Party’s negligence in connection with the provision of the Services, (B) any Liabilities that result from a Provider Indemnified Party’s breach of this Agreement or (C) any Liabilities for which the Provider is required to indemnify a Recipient Indemnified Party pursuant to Section 7.02.

SECTION 7.04.      Indemnification Procedures.  The matters set forth in Sections 5.6 through 5.9 of the Master Agreement shall be deemed incorporated into, and a made a part of, this Agreement.

SECTION 7.05.      Limitation on Liability.  Notwithstanding any other provision contained in this Agreement, neither GE on the one hand, nor the Company, on the other hand, shall be liable to the other for any special, indirect, punitive, incidental or consequential losses, damages or expenses of the other, including, without limitation, loss of profits, arising from any claim relating to breach of this Agreement or otherwise relating to any of the Services or Undertakings provided hereunder.  For clarification purposes only, the parties hereto agree that the limitation on liability contained in this Section 7.05 shall not apply to (a) damages awarded to a third party pursuant to a third party claim for which a Provider is required to indemnify, defend and hold harmless any Recipient Indemnified Party under Section 7.02 and (b) damages awarded to a third party pursuant to a third party claim for which a Recipient is required to indemnify, defend and hold harmless any Provider Indemnified Party under Section 7.03.

SECTION 7.06.      Liability for Payment Obligations.  Nothing in this Article VII shall be deemed to eliminate or limit, in any respect, GE or the Company’s express obligation in this Agreement to pay or reimburse, as applicable, for (i) Service Charges for Services rendered in accordance with this Agreement, (ii) Other Costs, (iii) the Total Consent Cost Amount, (iv) the Total Conversion Cost Amount, (v) amounts in respect of the Management Consulting Services, (vi) amounts with respect to any custom modification provided pursuant to Sections 2.01(c) and (d) (Services; Scope), (vii) amounts in respect of conversion services provided pursuant to Section 2.02 (Conversion Services), (viii) amounts payable or reimbursable pursuant to the terms of the leases referred to in Section 4.01 (Leases), (ix) amounts payable or reimbursable pursuant to Section 4.03 (GRC Matters) and the terms of the existing written agreements referenced therein, (x) amounts payable or reimbursable pursuant to Section 10.03(b) (Books and Records), (xi) amounts payable or reimbursable pursuant to Section 10.06 (Taxes), (xii) amounts payable or reimbursable pursuant to Section 10.07 (Regulatory Approval and Compliance), and (xiii) amounts payable or reimbursable pursuant to Section 10.10 (Assignment; No Third Party Beneficiaries).

SECTION 7.07.      Exclusions.  This Article VII shall not apply to or limit any liability or obligation of GE under Sections 3.02(a) and (b).

ARTICLE VIII

DISPUTE RESOLUTION

SECTION 8.01.      Applicable Law.  This Agreement shall be governed by and construed and interpreted in accordance with the Laws of the State of New York irrespective of the choice of Laws principles of the State of New York other than Section 5-1401 of the General Obligations Law of the State of New York.

SECTION 8.02.      Dispute Resolution.  To the extent not resolved through discussions between the GE Services Manager and the Company Services Manager, any dispute, controversy or claim arising out of, or relating to this Agreement shall be resolved in accordance with Article VII of the Master Agreement.

ARTICLE IX

TERMINATION

SECTION 9.01.      Termination.

(a)           The term of this Agreement shall commence on the date hereof and expire on the first date on which neither GE nor the Company has any further obligations to provide a Service, perform an Undertaking (excluding the obligations set forth in Section 3.02) or perform or pay for the Management Consulting Services.  This Agreement shall terminate with respect to each Service and Undertaking on the applicable Service Termination Date or other termination date specified in this Agreement or the Schedules hereto.  In addition: (i) a Recipient may from time to time terminate any Service, in whole and not in part, upon giving at least sixty (60) days’ (or such shorter period of time as is mutually agreed upon in writing by the parties) prior written notice to the Provider specifying which Service is being so terminated (such termination will not in any way affect the obligations of the party terminating this Agreement with respect to such Service to continue to receive all other Services not so terminated and to continue to provide Services as required by this Agreement); provided, however, that GE may not exercise this termination right during the 24-month period commencing on the date hereof; (ii) either party (the “Non-Breaching Party”) may terminate this Agreement with respect to any Service, in whole but not in part, at any time upon prior written notice by the Non-Breaching Party to the other party (the “Breaching Party”) if the Breaching Party has failed to perform any of its material obligations under this Agreement relating to such Service, and such failure shall have continued without cure for a period of sixty (60) days after receipt by the Breaching Party of a written notice of such failure from the Non-Breaching Party seeking to terminate such Service; provided, however, that no Service may be terminated pursuant to this clause (ii) until the parties have completed the dispute resolution process set forth in Section 7.2 of the Master Agreement with respect to such Service; and (iii) the parties may from time to time mutually agree to terminate any Service, in whole but not in part, provided that any such agreement to terminate a Service shall comply with Section 10.11 and include all terms and conditions applicable to termination of the Service to be terminated.

(b)           In addition to and not in limitation of the rights and obligations set forth in Section 2.01(h), upon the request of the Recipient of a Service, (i) the Provider of such Service will, during the term of this Agreement during which such Provider is providing such Service to the Recipient, cooperate with the Recipient and use its good faith, commercially reasonable efforts to assist the transition of such Service to the Recipient (or Affiliate of the Recipient or such third-party vendor designated by the Recipient) by the Service Termination Date for such Service and (ii) the Provider of such Service will, for a reasonable period of time after the effective date of any termination (which shall not exceed the earlier of (1) the applicable Service Termination Date set forth on Schedule A, Schedule A-1, or Schedule B and (2) six months after the effective date of termination) of any such Service pursuant to clause (ii) of Section 9.01(a), (A) at the written request of the Recipient, continue to provide the terminated Service (subject to the timely payment, when due and payable, by the Recipient of all Service Charges related to such terminated Service) and (B) cooperate with the Recipient and use its good faith, commercially reasonable efforts to assist the transition of such Service to the Recipient (or Affiliate of the Recipient or such third-party vendor designated by the Recipient) as soon as reasonably practicable.  The Service Charges for a terminated Service that is continuing to be provided pursuant to clause (ii)(A) of the preceding sentence shall be the same as were in effect prior to the termination of such Service.

SECTION 9.02.      Effect of Termination.  Except with respect to any Service that is continuing to be provided pursuant to clause (ii)(A) of Section 9.01(b) after the termination of such Service, upon termination or expiration of any Service or Undertaking pursuant to this Agreement, the relevant Provider will have no further obligation to provide the terminated Service or expired Undertaking, and the relevant Recipient will have no obligation to pay any future Service Charges or Other Costs relating to any such Service or Undertaking (other than for or in respect of Services or Undertakings provided in accordance with the terms of this Agreement and received by such Recipient prior to such termination).  Upon termination of this Agreement in accordance with its terms, no Provider will have any further obligation to provide any Service or Undertaking, and no Recipient will have any obligation to pay any Service Charges or Other Costs relating to any Service or Undertaking or make any other payments under this Agreement (other than for or in respect of Services or Undertakings received by such Recipient prior to such termination).

SECTION 9.03.      Survival.  Sections 3.02(a) and (b) (Six Sigma Programs), Section 4.01 (Leases), Section 4.02 (Computer-Based Resources), Sections 4.06(c) and (d) (Management Consulting Services), Article V (Costs and Disbursements), Article VII (Indemnification; Limitation on Liability), Article VIII (Dispute Resolution), Section 9.02 (Effect of Termination), Section 9.03 (Survival), and Article X (General Provisions) shall survive the expiration or other termination of this Agreement and remain in full force and effect.

SECTION 9.04.      Business Continuity; Force Majeure.

(a)           Each of GE and the Company shall maintain and comply with reasonable disaster recovery, crisis management and business continuity plans and procedures designed to help ensure that it can continue to provide the Services in accordance with this Agreement in the event of a disaster or other significant event that might otherwise impact its operations.  Upon the written request of a Recipient, a Provider shall (i) disclose to the Recipient the Provider’s disaster recovery, crisis management and business continuity plans and procedures applicable to a Service and (ii) permit the Recipient to participate in testing of such disaster recovery, crisis management and business continuity plans and procedures, in each case so that the Recipient may assess such plans and procedures and develop or modify its own such plans and procedures in connection with the Service as Recipient reasonably deems necessary.

(b)           No party hereto (or any Person acting on its behalf) shall have any liability or responsibility for failure to fulfill any obligation (other than a payment obligation) under this Agreement so long as and to the extent to which the fulfillment of such obligation is prevented, frustrated, hindered or delayed as a consequence of circumstances of Force Majeure; provided that such party shall have exhausted the procedures described in its disaster recovery, crisis management, and business continuity plan.  A party claiming the benefit of this provision shall, as soon as reasonably practicable after the occurrence of any such event:  (i) notify the other party of the nature and extent of any such Force Majeure condition and (ii) use commercially reasonable efforts to remove any such causes and resume performance under this Agreement as soon as feasible.

ARTICLE X

GENERAL PROVISIONS

SECTION 10.01.      Independent Contractors.  In providing Services hereunder, the Provider shall act solely as independent contractor and nothing in this Agreement shall constitute or be construed to be or create a partnership, joint venture, or principal/agent relationship between the Provider, on the one hand, and the Recipient, on the other.  All Persons employed by the Provider in the performance of its obligations under this Agreement shall be the sole responsibility of the Provider.

SECTION 10.02.      Subcontractors.  Any Provider may hire or engage one or more subcontractors to perform any or all of its obligations under this Agreement; provided that such Provider shall in all cases remain responsible for all its obligations under this Agreement, including, without limitation, with respect to the scope of the Services, the Standard for Services and the content of the Services provided to the Recipient.  Under no circumstances shall any Recipient be responsible for making any payments directly to any subcontractor engaged by a Provider.

SECTION 10.03.      Additional Services; Books and Records.

(a)           If, during the term of this Agreement, any party hereto identifies a need for additional or other transition services to be provided by or on behalf of the Company or GE, the parties hereto agree to negotiate in good faith to provide such requested services (provided that such services are of a type generally provided by the relevant Provider at such time) and the applicable service fees, payment procedures, and other rights and obligations with respect thereto.  To the extent practicable, such additional or other services shall be provided on terms substantially similar to those applicable to Services of similar types and otherwise on terms consistent with those contained in this Agreement.  If, during the 24-month period commencing on the date hereof, GE identifies a need for an additional transition service to be provided by or on behalf of the Company and such service has, in the ordinary course, been provided by the Company to GE prior to the date hereof, then GE shall not be required to pay any additional consideration to the Company to receive such service, and the Company shall be deemed to be compensated for such service by means of the payment by GE to the Company of the amount set forth in the second sentence of Section 5.01(a).

(b)           All books, records and data maintained by a Provider for a Recipient with respect to the provision of a Service to such Recipient shall be the exclusive property of such Recipient.  The Recipient, at its sole cost and expense, shall have the right to inspect, and make copies of, any such books, records and data during regular business hours upon reasonable advance notice to the Provider.  At the sole cost and expense of the Provider, upon termination of the provision of any Service, the relevant books, records and data relating to such terminated Service shall be delivered by the Provider to the Recipient in a mutually agreed upon format to the address of the Recipient set forth in Section 10.05 or any other mutually agreed upon location; provided, however, that the Provider shall be entitled to retain one copy of all such books, records and data relating to such terminated Service for archival purposes and for purposes of responding to any dispute that may arise with respect thereto.

SECTION 10.04.      Confidential Information.  Genworth agrees to maintain and safeguard all GE Confidential Information pursuant to Section 6.2 of the Master Agreement and GE agrees to maintain and safeguard all Genworth Confidential Information pursuant to Section 6.2 of the Master Agreement, and each party hereto agrees that Section 6.2 of the Master Agreement is hereby incorporated by reference into, and a made a part of, this Agreement.  If any Provider in connection with the provision of a Service, or the Company in connection with the provision of any Management Consulting Service, constitutes a Business Associate (as defined in HIPAA and/or the HIPAA Privacy Rule) and uses Recipient’s, or in the case of the Management Consulting Services, GE’s, Protected Health Information (as defined in HIPAA and/or the HIPAA Privacy Rule), then the terms of Schedule F shall apply with respect to such Service or Management Consulting Service.

SECTION 10.05.      Notices.  All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by facsimile with receipt confirmed (followed by delivery of an original via overnight courier service) or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.05):

(a)           if to GE:

General Electric Capital Corporation
260 Long Ridge Road
Stamford, CT  06927
Attention:  General Counsel

with a copy to:

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, NY  10153
Attention:  Howard Chatzinoff, Esq.

if to the Company:

Genworth Financial, Inc.
6620 West Broad Street
Richmond, VA 23230
Attention:  General Counsel

with a copy to:

Hunton & Williams LLP
Riverfront Plaza, East Tower
951 E. Byrd Street
Richmond, VA 23219-4074
Attention:  Allen C. Goolsby, Esq.

SECTION 10.06.      Taxes.

(a)           Each party shall be responsible for any personal property taxes on property it owns or leases, for franchise and privilege taxes on its business, and for taxes based on its net income or gross receipts.

(b)           Each Recipient may report and (as appropriate) pay any sales, use, excise, value-added, services, consumption, and other taxes and duties (“Taxes”) directly if the Recipient provides the applicable Provider with a direct pay or exemption certificate.

(c)           A Provider shall promptly notify the applicable Recipient of, and coordinate with the Recipient the response to and settlement of, any claim for Taxes asserted by applicable taxing authorities for which the Recipient is alleged to be financially responsible hereunder.  Notwithstanding the above, the Recipient’s liability for such Taxes is conditioned upon the Provider providing the Recipient notification within ten (10) business days of receiving any proposed assessment of any additional Taxes, interest or penalty due by the Provider.

(d)           Each Recipient shall be entitled to receive and to retain any refund of Taxes paid to a Provider pursuant to this Agreement.  In the event a Provider shall be entitled to receive a refund of any Taxes paid by a Recipient to the Provider, the Provider shall promptly pay, or cause the payment of, such refund to the Recipient.

(e)           Each of the parties agrees that if reasonably requested by the other party, it will cooperate with such other party to enable the accurate determination of such other party’s tax liability and assist such other party in minimizing its tax liability to the extent legally permissible.  The Provider’s invoices shall separately state the amounts of any Taxes the Provider is proposing to collect from the Recipient.

SECTION 10.07.      Regulatory Approval and Compliance.  Each of GE and the Company shall be responsible for its own compliance with any and all Laws applicable to its performance under this Agreement; provided, however, that each of GE and the Company shall, subject to reimbursement of out-of-pocket expenses by the requesting party, cooperate and provide one another with all reasonably requested assistance (including, without limitation, the execution of documents and the provision of relevant information) required by the requesting party to ensure compliance with all applicable Laws in connection with any regulatory action, requirement, inquiry or examination related to this Agreement or the Services.

SECTION 10.08.      Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced under any Law or as a matter of public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties to this Agreement shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the greatest extent possible.

SECTION 10.09.      Entire Agreement.  Except as otherwise expressly provided in this Agreement, this Agreement (including the Schedules hereto) constitutes the entire agreement of the parties hereto with respect to the subject matter of this Agreement and supersedes all prior agreements and undertakings, both written and oral, between or on behalf of the parties hereto with respect to the subject matter of this Agreement.

SECTION 10.10.      Assignment; No Third-Party Beneficiaries.  This Agreement shall not be assigned by any party hereto without the prior written consent of the other party; provided, however, that (i) in the event the Company sells all or part of the Genworth Business (a “Genworth Divested Unit”) to a third party, GE shall remain obligated to continue to provide GE Services to such Genworth Divested Unit (but not otherwise to such third party acquirer) to the extent it was providing such GE Services immediately prior to such divestiture, pursuant to the terms of this Agreement, unless otherwise agreed upon by the parties hereto, (ii) in the event GE sells all or part of the Retained Businesses (a “GE Divested Unit”) to a third party, the Company shall remain obligated to continue to provide Company Services to such GE Divested Unit (but not otherwise to such third party acquirer) to the extent it was providing such Company Services immediately prior to such divestiture, pursuant to the terms of this Agreement, unless otherwise agreed upon by the parties hereto, (iii) in the event the Company acquires a business or portion thereof by merger, stock purchase, asset purchase, reinsurance or other means (a “Genworth Acquired Unit”), then GE shall be obligated to provide the GE Services to such Genworth Acquired Unit, to the extent applicable, pursuant to the terms of this Agreement, unless otherwise agreed upon by the parties hereto; provided, however, that in the event that the acquisition of a Genworth Acquired Unit results in a change in the volume or quantity of any GE Service which thereby causes a material increase in GE’s cost to provide such GE Service, then the parties hereto shall negotiate in good faith and use their commercially reasonable efforts to agree upon a mutually agreeable price adjustment for such GE Service to compensate GE for such increased costs, and (iv) in the event GE acquires a business that engages in a business of the type engaged in by the Retained Businesses (a “GE Acquired Unit”), then the Company shall be obligated to provide the Company Services to such GE Acquired

Unit, to the extent applicable, pursuant to the terms of this Agreement, unless otherwise agreed upon by the parties hereto; provided, however, that in the event that the acquisition of a GE Acquired Unit results in a change in the volume or quantity of any Company Service which thereby causes a material increase in the Company’s cost to provide such Company Service, then the parties hereto shall negotiate in good faith and use their commercially reasonable efforts to agree upon a mutually agreeable price adjustment for such Company Service to compensate the Company for such increased costs.  Nothing in clause (iv) of the preceding sentence shall be deemed to waive any party’s rights or relieve or otherwise satisfy any party’s obligations under Section 6.12 of the Master Agreement.  Notwithstanding the foregoing, GE’s obligation to provide Services to a Genworth Divested Unit and the Company’s obligation to provide Services to a GE Divested Unit shall be subject to (A) at the sole discretion of the Provider of the Services, the implementation of new Service Charges (solely with respect to Services to be provided to such Divested Unit) proposed by the Provider of such Services that are consistent with applicable market rates for such Services; (B) the seller of such Divested Unit or the third party purchaser of such Divested Unit agreeing to pay, or cause to be paid, any incremental fees or expenses incurred by the Provider in connection with establishing or transitioning the provision of such Services to the third party; (C) obtaining any consents that are necessary to enable the Provider to provide the Services to the third party; provided, that GE and the Company shall each use commercially reasonable efforts to obtain any such consents; (D) the third party purchaser of such Divested Unit agreeing to any reasonable security measures implemented by the Provider in providing the Services as deemed necessary by the Provider to protect its Information Systems; and (E) the third party purchaser of such Divested Unit agreeing in writing to be bound by all applicable provisions of this Agreement.  Except as provided in Article VII with respect to Provider Indemnified Parties and Recipient Indemnified Parties, this Agreement is for the sole benefit of the parties to this Agreement and their permitted successors and assigns and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

SECTION 10.11.      Amendment.  No provision of this Agreement may be amended or modified except by a written instrument signed by all the parties to such agreement.  No waiver by any party of any provision hereof shall be effective unless explicitly set forth in writing and executed by the party so waiving.  The waiver by either party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other subsequent breach.

SECTION 10.12.      Rules of Construction.  Interpretation of this Agreement shall be governed by the following rules of construction:  (a) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires, (b) references to the terms Article, Section, paragraph, and Schedule are references to the Articles, Sections, paragraphs, and Schedules to this Agreement unless otherwise specified, (c) the word “including” and words of similar import shall mean “including, without limitation,” (d) provisions shall apply, when appropriate, to successive events and transactions, (e) the headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement and (f) this Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.  Unless specifically stated in the Master Agreement that a particular provision of the Master Agreement should be given effect in lieu of a conflicting provision in this Agreement, to the extent that any provision contained in this Agreement conflicts with, or cannot logically be read in accordance with, any provision of the Master Agreement, the provision contained in this Agreement shall prevail.

SECTION 10.13.      Counterparts.  This Agreement may be executed in one or more counterparts, and by the different parties to each such agreement in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be as effective as delivery of a manually executed counterpart of any such Agreement.

SECTION 10.14.      No Right to Set-Off.  The Recipient shall pay the full amount of costs and disbursements including Other Costs incurred under this Agreement, and shall not set-off, counterclaim or otherwise withhold any other amount owed to the Provider on account of any obligation owed by the Provider to the Recipient.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the date first written above by their respective duly authorized officers.

GENERAL ELECTRIC COMPANY

By:
Name:
Title:

GENERAL ELECTRIC CAPITAL CORPORATION

By:
Name:
Title:

GE FINANCIAL ASSURANCE HOLDINGS, INC.

By:
Name:
Title:

GEI, INC.

By:
Name:
Title:

GNA CORPORATION

By:
Name:
Title:

GE ASSET MANAGEMENT INCORPORATED

By:
Name:
Title:

GENERAL ELECTRIC MORTGAGE HOLDINGS LLC

By:
Name:
Title:

GENWORTH FINANCIAL, INC.

By:
Name:
Title:

SCHEDULE A

GE SERVICES

Items/Service	Billing Rate or Payment Methodology	Service Termination Date

Finance and Related Services

1. Web Cash Banking The Company will continue to have access to and use of GE’s Web Cash Banking Application for data feeds, including General Ledger interface.	Actual costs via the allocation methodology developed for all GE components. Unit costs will not exceed the 2003 rates.	The earlier of the date on which GE’s ownership interest in the Company drops below 30% or the completion of the Company’s transition.

2. Cash Banking (Europe, Canada and Australia) The Company will continue to have access to and use of GE’s Gateway Cash Banking Application	Actual costs via the allocation methodology developed for all GE components. Unit costs will not exceed the 2003 rates.	The earlier of the date on which GE’s ownership interest in the Company drops below 30% or the completion of the Company’s transition.

3.                      Bank Account Administration (Global)
The Company will continue have access to and use of GE’s BAAS system for the establishment of bank accounts.  Country specific bank accounts established through GE arrangements will be maintained (e.g., various European countries)

	Actual costs via the allocation methodology developed for all GE components. Unit costs will not exceed the 2003 rates.	The earlier of the date on which GE’s ownership interest in the Company drops below 30% or the completion of the Company’s transition.

4. Treasury BRM (Global) The Company will continue to have access to and use of GE’s BRM (Weiland) system, which is managed by GE’s Treasury Department.	Actual costs via the allocation methodology developed for all GE components. Unit costs will not exceed the 2003 rates.	The earlier of the date on which GE’s ownership interest in the Company drops below 30% or the completion of the Company’s transition.

5.                      Tax Systems (Global)
The Company will continue to have access to, and receive data and technical support from, all of GE’s Tax Systems, including, but not limited to, DCS, VantageTax(tm), GHOST, FIR, GTAS, STARS (and STARS Package), VFR, GOLD, DST (disclosure statement tool), PTS (partnership tracking system),

Actual costs via the allocation methodology developed for all GE components allocated to all items that are related to tax services in this Schedule A of this Agreement (item #’s 5-11). Unit costs will not exceed the 2004 rates.

The earlier of the Trigger Date +6 months or the completion of the Company’s transition.

Items/Service	Billing Rate or Payment Methodology	Service Termination Date
OSCAR (state tax calendar) and other systems.

6.                      State Tax Compliance (US)
GE will continue to provide state and local income and franchise tax services including the preparation and the filing of all of the state local income and franchise tax returns consistent with past practice by GE.

Actual costs via the allocation methodology developed for all GE components allocated to all items that are related to tax services in this Schedule A of this Agreement (item #’s 5-11).  Unit costs will not exceed the 2004 rates.

The earlier of the Trigger Date or the completion of the Company’s transition.

7. State Tax Planning (US) GE will continue to provide state and local tax consulting services consistent with past practice by GE.

Actual costs via the allocation methodology developed for all GE components allocated to all items that are related to tax services in this Schedule A of this Agreement (item #’s 5-11).  Unit costs will not exceed the 2004 rates.

The earlier of the Trigger Date or completion of the Company’s transition.

8.                      U.S. Tax Compliance (US)
GE will continue to provide federal tax services including the access to the tax return software which includes the functionality for the preparation and the filing of all U.S. federal tax returns consistent with past practice by GE.

Actual costs via the allocation methodology developed for all GE components allocated to all items that are related to tax services in this Schedule A of this Agreement (item #’s 5-11). Unit costs will not exceed the 2004 rates.

The earlier of the Trigger Date or the completion of the Company’s transition.

9. U.S. Tax Planning (US) GE will continue to provide federal tax consulting services consistent with past practice by GE.

Actual costs via the allocation methodology developed for all GE components allocated to all items that are related to tax services in this Schedule A of this Agreement (item #’s 5-11).  Unit costs will not exceed the 2004 rates.

The earlier of the Trigger Date or the completion of the Company’s transition.

10. Non-U.S. Tax Compliance (Global) GE will continue to provide global tax services including the preparation and the filing of non-U.S. tax returns consistent with past practice by GE.

Actual costs via the allocation methodology developed for all GE components allocated to all items that are related to tax services in this Schedule A of this Agreement (item #’s 5-11).  Unit costs will not exceed the 2004 rates.

The earlier of the Trigger Date or the completion of the Company’s transition.

11. Non-U.S. Tax Planning (Global) GE will continue to provide global tax consulting	Actual costs via the allocation methodology developed for all GE components allocated to all	The earlier of the Trigger Date or the completion of the Company’s transition.

Items/Service	Billing Rate or Payment Methodology	Service Termination Date
services consistent with past practice by GE.	items that are related to tax services in this Schedule A of this Agreement (item #’s 5-11). Unit costs will not exceed the 2004 rates.

12. Credit Card Administration (Global) The Company’s employees will continue to be able use GE Corporate Credit Cards for business-related purchases (including Amex contract in Europe).	Actual costs via the allocation methodology developed for all GE components. Unit costs will not exceed the 2003 rates.	The earlier of the Trigger Date or completion of the Company’s transition to a new benefit and payroll system.

13. GAAP Reference (Global) The Company will continue to have access to and use of GE’s GAAP Reference materials and personnel.	No Charge.	The earlier of the Trigger Date + six months or completion of the Company’s transition

14. Corporate Freight Processing (Global) The Company will continue to utilize the Corporate Freight Payment Center for Freight Processing and Administration	Actual costs via the allocation methodology developed for all GE components.	The earlier of the Trigger Date or completion of the Company’s transition.

15. Corporate Audit Staff (Global) The Company will continue to have access to and use of the GE Corporate Audit Staff (including for business integration purposes).	Actual costs via the allocation methodology developed for all GE components.	The later of (i) the Trigger Date, (ii) the end of the Company’s second fiscal quarter of 2005 or (iii) completion of the Company’s transition.

16. IBS (Global) Access to and use of GE’s Intercompany Billing System	Actual costs via the allocation methodology developed for all GE components.	The earlier of the Trigger Date plus 6 months or completion of the Company’s transition.

17. Treasury Services (Global) Operational and Consulting Process Changes for bank accounts and cash pooling transition	Actual costs via the allocation methodology developed for all GE components.	The earlier of the Trigger Date or completion of the Company’s development of in-house capability.

18. Treasury Services (Europe &Australia) GE will continue to provide all required treasury support functions which are performed today	Actual costs via the allocation methodology developed for all GE components.	The earlier of the Trigger Date or completion of the Company’s transition.

19. Financial Reporting Tools (Global)	Actual costs via the allocation methodology	For as long as the Company is required to

Items/Service	Billing Rate or Payment Methodology	Service Termination Date
The Company will continue to have access to and use of GE Financial Reporting Applications including Data Parking Lot/CDR, STAR and WRI.	developed for all GE components.	provide financial information to GE pursuant to the Master Agreement

20.                Financial Systems (Australia)
GE will provide access to and use of applications and support on all shared financial systems provided by GE such as Oracle Financials, Oracle Discoverer, Oracle Financial Analyzer to the Company’s Mortgage Division in Australia.

	Actual costs via the allocation methodology developed for all GE components.	The earlier of one year from Trigger Date or the completion of the Company’s transition.

21. Financial Systems Support (Europe) GE will provide existing finance systems service support and administration as per the remit of the current Finance Systems group center of excellence.	Actual costs via the allocation methodology developed for all GE components.	The earlier of one year from Trigger Date or the completion of the Company’s transition.

22. Shared Services (Europe). The GE Shared Services Centers in Europe will continue to provide shared services support as currently provided including accounting, tax, supplier payments).	Actual costs via the allocation methodology developed for all GE components.	Trigger Date + one year

23.                Shared Services (Japan)
GE will continue to provide through its offices at Kowas 35 Building, Tokyo, Japan HR, finance (Billing), IT, Administration, and Facility support to the Company’s Mortgage Insurance division.

	Actual costs via the allocation methodology developed for all GE components.	The earlier of Trigger Date plus twelve months or completion of the Company’s transition.

24. Account Reconciliation (Europe & Australia) GE will continue to provide Account Reconciliation Tools and Support	Actual costs via the allocation methodology developed for all GE components.	The earlier of the Trigger Date plus six months or completion of the Company’s transition.

25. Account Reconciliation (US, Australia & Canada) GE will continue to provide the Company with access to and use of the Account Reconciliation system developed and hosted by GE’s ERC division.	Actual costs via the allocation methodology developed for all GE components.	The earlier of the Trigger Date plus six months of the completion of the Company’s transition.

Items/Service	Billing Rate or Payment Methodology	Service Termination Date
26. Portfolio Analyzer – Derivatives (US) GE will provide the Company with access to and use of its Derivative Portfolio Analyzer Systems.

No charge as long as Investment Management Agreements (IMAs) are in effect (included in fees payable by the Company under IMA); Post IMA termination – actual costs via the allocation methodology developed for all GE components.

The earliest of the Trigger Date +12 Months or Termination of the IMA + 6 months or completion of the Company’s transition

27. CATS (US) GE will provide the Company with access to and use of its CATS Research Tracking & Reporting System

No Charge as long as Investment Management Agreements (IMA) are in effect (included in fees payable by the Company under IMA); Post IMA termination – Actual costs via the allocation methodology developed for all GE components.

The earliest of the Trigger Date + 12 months or termination of IMA + 6 months or completion of the Company’s transition

28. Controllership (Europe) GE to provide continued access to and participation in the European Controllership Council	No charge	Trigger Date

29. T&L Administration (US) GE will continue to provide the Company with access to and use of its Travel Management systems, services, and administration.	Combination of actual travel costs plus administrative allocation.	Trigger Date

30. Derivatives Accounting (Global) GE will provide the Company with access to and use of its MONSTER derivatives accounting application

No charge as long as Investment Management Agreements (IMAs) are in effect (included in fees payable by the Company under IMA); Post IMA termination – actual costs via the allocation methodology developed for all GE components

The earliest of the Trigger Date + 12 months or Termination of the IMA + 6 months or completion of the Company’s transition.

31. Treasury Services (Europe) GE will continue to provide the Company with access to and use of GE’s TRS system while it is managed by GE’s treasury department.	Actual payroll costs and the expense allocation methodology developed for all GE components.	The earlier of the date on which GE’s ownership interest in the Company drops below 30% or the completion of the Company’s transition.

Items/Service	Billing Rate or Payment Methodology	Service Termination Date
Human Resources and Related Services

32. GEII/GMS (Global) The Company will continue to have access to and use of GE’s expatriate, ISOS emergency medical treatment and evacuation services.	Actual costs via the allocation methodology developed for all GE components.	Trigger Date (or up to six months later by mutual consent)

33.                Payroll Administration (Global)
The Company’s payroll will continue to be processed and administered by GE through its facilities at CBSI, Leeds and other locations covering countries in which the Company has any employees.

	Actual payroll costs and the expense allocation methodology developed for all GE components.	Trigger Date (US); Trigger Date (or up to six months later by mutual consent) (non-US)

34.                U.S. Benefit Plan Design & Administration
GE will administer all US benefit plans that the Company’s employees were eligible to participate in immediately prior to this Agreement and which they will continue to participate in pursuant to the Employee Matters Agreement.

	Actual costs and the expense allocation methodology developed for all GE components.	Trigger Date

35.                Non U.S. Employee Benefits Services
GE will administer all non-US benefit plans that the Company’s employees were eligible to participate in immediately prior to this Agreement and which they will continue to participate in pursuant to the Employee Matters Agreement wherever the Company has any employees.

	Actual costs and the expense allocation methodology developed for all GE components.	Trigger Date (or up to six months later by mutual consent)

36. Workers Compensation (Global) The Company’s employees will continue to participate in, and GE will continue to administer the Workers Compensation insurance program.	Actual costs and the expense allocation methodology developed for all GE components.	Trigger Date (or up to six months later by mutual consent)

37.                Leadership Courses (Global)
The Company’s employees will continue to be able to attend courses hosted at the Jack Welch Leadership Center in Crotonville, New York.  GE will permit the Company to send the same number of students to

	Actual costs via the allocation methodology developed for all GE components.	Trigger Date

Items/Service	Billing Rate or Payment Methodology	Service Termination Date
Crotonville classes in 2004 as it permitted in 2003.

38.                Executive Comp Administration (Global)
The Company’s employees may continue to participate in a combination of GE Executive and Company Executive Compensation and other programs pursuant to the Employee Matters Agreement, including executive medical examinations, automobile leasing and financial counseling.

	Actual costs and the expense allocation methodology developed for all GE components.	Trigger Date

39.                Other HR Related Applications

•                  Mergers and Acquisitions (Global)

•                  HR Practices (Global)

•                  GE Opinion Survey (Global)

•                  GE Survey Suite (Global)

•                  eHR (Global)

•                  HR Privacy (Global)

•                  Employee Services Portal (Global)

•                  Resolve (US)

•                  Benefits Integration (US)

•                  Benefits Access (US)

•                  Oracle HR Data Mart (US)

•                  Join GE (US)

•                  eEMS (Global)

•                  Compensation Planning (US)

•                  Career Opportunity System (Global)

•                  eSession C (Global)

•                  eExit (Global)

•                  eStart (Global)

•                  Government HR Reporting System (EEOC, etc.) (US)

•                  360 Degree Peer Evaluation System (Global)

•                  Union Awareness (Global)

•                  ELearning

	No Charge	Trigger Date

Items/Service	Billing Rate or Payment Methodology	Service Termination Date
• My Development • Employee Verification

40. Oracle HR (Global) Access to and use of Oracle HR application.	Actual costs and the expense allocation methodology developed for all GE components.	Trigger Date

41. Hire Systems (Global) Access to and use of GE’s vendor-operated hiring management system.	Actual costs and the expense allocation developed for all GE components	Trigger Date

42. RMLP, HRLP, FMP & IMLP Administration (Global) Education for GE’s Management Leadership Programs.	Actual costs via the allocation methodology developed for all GE components.	Trigger Date

43. EIMP Administration (Global) Administrative, recruiting, education, and off-program support for GE’s Experienced Information Management Program.	Actual costs via the allocation methodology developed for all GE components.	Second anniversary of the Trigger Date.

44. Corporate Sourced External HR Services (Global) Use of services purchased in bulk by GE Corporate HR on behalf of GE businesses, e.g., background checks, job postings, etc.	Actual cost and the expense allocation developed for all GE components.	Trigger Date.

Legal and Related Services

45.                Legal Practice Groups, Legal & Compliance Meetings, and Legal & Compliance Distribution Lists (Global)
The Company will continue to have access to and the opportunity to participate in GE’s Legal Practice Groups and Legal and Compliance meetings at regional, national, and pole levels.  GE shall include the Company’s legal and compliance staff on all GE

	No Charge other than meeting fees charged to all participants	Trigger Date.

Items/Service	Billing Rate or Payment Methodology	Service Termination Date
legal and compliance distribution lists.

46. eInvoicing (US) The Company will continue to have access to and use of the electronic law firm billing, routing, review, and approval system.	Actual costs via the allocation methodology developed for all GE components.	Trigger Date.

47. GOLDnet (Global) The Company will continue to have access to and use of GE’s legal entity database	Actual costs via the allocation methodology developed for all GE components.	When the Company is no longer included in GOLDnet

48. GE Legal Intranet (Global) The Company will have continue to have access to and use of GE’s intranet set for the legal community.	Actual costs via the allocation methodology developed for all GE components.	Trigger Date

49. Westlaw Database (Global) The Company will have access to and use of the Westlaw database.	Actual costs billed via the allocation methodology developed for all GE components.	Trigger Date

50. Pay and Benefit Legal Support (Global) GE will provide legal counsel related to the Company’s historic and continuing participation in GE’s payroll systems and benefit plans.	No Charge

Legal counsel terminates when the Company no longer participates in the applicable benefit plan.  Legal representation is provided for any claim related to a GE benefit plan regardless of when the claim arises.  Legal representation is provided for any claim related to a GE payroll system consistent with past practice.

51. eCommerce Related Legal Support (US) The Retained Businesses will provide legal support of the Company’s websites.	No Charge	90 days from the date hereof.

52. Government Relations (Global) GE will assist and provide the Company with: • Global lobbying efforts and cooperation in accessing Government Officials to facilitate the Company’s transition	No Charge	Trigger Date except access to K. Fulton for the Mortgage business (1/1/05) and coordination regarding tax and financial services issues (Trigger Date plus six months)

Items/Service	Billing Rate or Payment Methodology	Service Termination Date

•                                Access to GE Washington office (K. Fulton, N. Dorn, P. Prowitt) to facilitate the Company’s transition and introductions

•                                Access to B. Mattox as a resource regarding the Company’s tax matters

•                                Coordination to ensure harmonization of tax issues and financial services issues involving GE and the Company

•                                Access to K. Fulton to assist in the transitioning of the mortgage business to the Company including without limitation assistance with issues related to Fannie Mae and Freddie Mac

•                                Continued equivalent access to GE State Level Resources

•                                Consultation by K. Riordan and state-based GE liaison on matters relating to the Company’s development of state retainers, networks and national political organizations

•                                Maintaining state tax support for the Company

•                                Access to state retained lobbyists for consultation and engagement by the Company

•                                Access to GE Country Managers and use of GE resources during transition, specifically Corporate IL&P and consultation by GE Country Managers for introduction of the Company’s new international leaders including without limitation introduction of the Company’s Mortgage Insurance leaders for Asia

•                                GE Country Managers to provide assurances to the Canadian Government that GE’s interests are aligned with maintaining the current strength and viability of the Company’s Canadian Mortgage operations and meet with Canadian Government to facilitate the Company’s introduction to the Canadian Government

53. Legal Preferred Provider Arrangements (Global) The Company will be entitled to the law firm rates GE	No Charge.	Until GE ownership in the Company drops below 10%.

Items/Service	Billing Rate or Payment Methodology	Service Termination Date
negotiates with preferred providers.

54. Public Relations – Media Activity System (MAS) (Global) The Company will continue to have access to and use of MAS.	Actual costs via the allocation methodology developed for all GE components.	Trigger Date plus 6 months

55. GE Ombudsman (Global) GE shall route all Company-related inquiries to the GE ombudsman to the Company’s ombudsman.	No Charge	Until GE ownership in the Company drops below 10%

56. Practical Law (Europe) The Company will continue to have access to and use of this European monthly magazine and database.	Actual costs via the allocation methodology developed for all GE components. Unit costs will not exceed 2003 rates.	Trigger Date

57. Transaction Control Authority (Global) The Company will continue to have access to and use of GE’s Transaction Control Authority and related software.	Actual costs via the allocation methodology developed for all GE components.	Trigger Date.

58. Do Not Call List (US) The Company will continue to have access to and use of GE’s and/or the Retained Businesses’ Do Not Call List and related software.	Actual costs via the allocation methodology developed for all GE components.	Trigger Date.

59. Watch List (Global) The Company will continue to have access to and use of GE’s Watch List (OFAC, etc.) and Watch List Database Search, used for security screening	Actual costs via the allocation methodology developed for all GE components.	Trigger Date

60.                Trademark Searches, Registrations and Maintenance (Global)
GE will continue its maintenance services for all trademarks existing as of the date hereof and used or owned by the Company and will perform trademark searches and new registrations upon the Company’s

	Actual costs via the allocation methodology developed for all GE components.	Trigger Date

Items/Service	Billing Rate or Payment Methodology	Service Termination Date
request.

61. Non-U.S. Patent Filing and Prosecution (Global) Upon the Company’s request, GE will file, prosecute, and pay maintenance fees for the Company’s non-U.S. patent applications.	Actual costs via the allocation methodology developed for all GE components.	Trigger Date

62.                Domain Name Services (DNS) Registration and Maintenance (Global)
GE will continue its maintenance services for all URLs existing as of the date hereof and used or owned by the Company and will perform new registrations upon the Company’s request.

	Actual costs via the allocation methodology developed for all GE components.	Trigger Date

63.                GE PAGE System (Global)
The Company will continue to have use of and access to GE’s PAGE system, a software tool and database for patent matters on the same basis as it is made available to the other GE components.

	Actual costs via the allocation methodology developed for all GE components.	Trigger Date

64.                Holocaust Reporting (US)
GE’s ERC division shall prepare and make all US regulatory filings related to the Holocaust on behalf of itself, the Company and any other affiliate insurance companies owned in whole or in part by GE.  The Company shall provide ERC on a timely basis with all required information.

	Actual costs via the allocation methodology developed for all GE components	The earlier of the first date upon which consolidated filings are no longer required by insurance regulators and the date upon which GE’s ownership in the Company falls below 10%

IT – Misc Application, Infrastructure & Related Services

65. Infrastructure Support (US) GE will continue to provide Web Hosting, Local Area Network, Desktop, and Server Support to the Company’s Capital Management Services team	Actual costs via the allocation methodology developed for all GE components.	First Anniversary of the Trigger Date

Items/Service	Billing Rate or Payment Methodology	Service Termination Date
(CMS) based in New York, New York.

66. e-Mail Processing (Global) GE will continue to provide SMTP relay, spam filtering, and e-Mail support, including Blackberry Wireless service, to the Company.	Actual costs via the allocation methodology developed for all GE components.	Trigger Date

67. eDealRoom (US) Access to and use of Deal Room Work Flow application.	Actual costs via the allocation methodology developed for all GE components.	Trigger Date.

68. Support Central (Global) GE will continue to provide support, access to and use of Support Central.	Actual costs via the allocation methodology developed for all GE components.	Trigger Date.

69. IP re Address Routing (Global) GE will route the Company’s GE-assigned 3.0.0.0 network and 205.173.90.0 subnets within GE.	Actual costs via the allocation methodology developed for all GE components.	Trigger Date.

70. IP Address Use (Global) GE will allow use of the Company’s GE-assigned 3.0.0.0 subnet within the Company	Actual costs via the allocation methodology developed for all GE components.	The earlier of the first anniversary of the Trigger Date or completion of the Company’s transition

71. SSO (Global) Access to and use of Single Sign On (“SSO”) and administration support for users of the Company’s external web sites.	Actual costs via the allocation methodology developed for all GE components.	The earlier of the Trigger Date or the completion of the Company’s transition.

72. Remote Office Application (US) Access to and use of the remoteoffice.ge.com application.	Actual costs via the allocation methodology developed for all GE components.	The earlier of the Trigger Date or the completion of the Company’s transition.

73. Document Repository (Global) Access to and use of the Internet based Quickplace application for sharing documents with employees	Actual costs via the allocation methodology developed for all GE components.	The earlier of the Trigger Date or the completion of the Company’s transition.

Items/Service	Billing Rate or Payment Methodology	Service Termination Date
outside of GE and the Company.

74. Messaging System (Global) Support of the Sametime Environment.	Actual costs via the allocation methodology developed for all GE components.	Trigger Date

75. Integrity Website (Global) GE will continue to provide access to its internal Integrity Website.	Actual costs via the allocation methodology developed for all GE components.	Trigger Date

76. e-Mail address change (Global) Access to and use of <employee>@ge.com.	Actual costs via the allocation methodology developed for all GE components.	Trigger Date

77.                Space on the GE Website (Global)
GE will continue to contain information about the Company’s products on the GE website, from which potential customers of the Company may be transferred to the Company’s Website.

	Actual costs via the allocation methodology developed for all GE components.	Trigger Date.

78.                InsideGE System (Global)
GE will continue to provide the Company’s employees with access to and use of GE’s InsideGE intranet application and all associated web sites with the same access as provided immediately prior to the hate hereof.

	Actual costs via the allocation methodology developed for all GE components.	Trigger Date.

79. Credit Checks (Global) GE will continue to provide credit research services from its Alpharetta services.	Actual costs via the allocation methodology developed for all GE components.	The earlier of the Trigger Date or the Company’s transition.

80. MySixSigma (Global) GE will continue to provide access to and use of the MySixSigma system.	Actual costs via the allocation methodology developed for all GE components.	The earlier of the first anniversary of the Trigger Date or the completion the Company’s transition to its own system.

81. Six Sigma Tracking (Global) GE will continue to provide access to and use of the Six Sigma tracking system.	Actual costs via the allocation methodology developed for all GE components.	The earlier of the first anniversary of the Trigger Date or the completion the Company’s transition to its own system.

Items/Service	Billing Rate or Payment Methodology	Service Termination Date
82. International Contractor Metrics (Global) GE will provide the Company with access to and use of the eMeasure system for International contractor reporting and tracking.	Actual costs via the allocation methodology developed for all GE components.	The earlier of the Trigger Date or the completion of the Company’s transition.

83. Database Marketing & Analysis Support (US) GE will provide the Company with access to and use of the GEFA Customer Database	Actual costs via the allocation methodology developed for all GE components.	Trigger Date.

84. Database Marketing & Analysis Support (US) GE will provide the Company with access to and use of the Consumer Analytics Platform	Actual costs via the allocation methodology developed for all GE components.	Trigger Date + twelve months

85. Database Marketing & Analysis Support (US) GE will provide the Company with access to and use of the Prospect Database and Infrastructure	Actual costs via the allocation methodology developed for all GE components.	Trigger Date + twelve months

86. Infrastructure Support (US) GE will continue to provide Local Area Network, Voice, Desktop, and Server Support to the Company’s Independent Accountants Network (IAN).	Actual costs via the allocation methodology developed for all GE components.	First anniversary of the Trigger Date.

87.                Infrastructure Support (Europe)
GE will continue to provide Local Area Network, Telecommunications equipment support, Voice, Desktop, and Server Support for the Company’s locations in Dublin, Germany, Copenhagen and Stockholm

	Actual costs via the allocation methodology developed for all GE components.	First anniversary of the Trigger Date.

88. Voice Support (Europe) GE will continue to provide Voice Support for the Company’s locations in Helsinki, Oslo and the Netherlands	Actual costs via the allocation methodology developed for all GE components.	First anniversary of the Trigger Date.

89.                Deskside Support (US)
GE will continue to provide Local Area Network, Voice, Desktop, and Server Support to the Company’s employees in Stamford, and the Company’s real estate employees in Chicago, Atlanta & Los Angeles

	Actual costs via the allocation methodology developed for all GE components.	The earlier of the Trigger Date or completion of the Company’s transition

90. Infrastructure Support (Canada)	Actual costs via the allocation methodology	First anniversary of the Trigger Date.

Items/Service	Billing Rate or Payment Methodology	Service Termination Date
GE will continue to provide access to and use of the GE Canada LAN system for Company components based in Canada.	developed for all GE components.

91.                Telecommunications Services: (Global)
Domestic Outbound, 800 Inbound, Domestic and International Dial Comm, Dial Comm Cards, Domestic Credit Card, International Direct Dial, International Credit Card, GE Global Telecommunications Network, Videoconferencing, Worldcom conference call facilities.

Actual costs via the allocation methodology in effect during the billing period for all GE components.  Unit costs, where applicable, are not to exceed 2004 rates until December 31, 2005.  The Company will be notified 90 days in advance, as practicable, of any change to the annual unit cost to take effect after December 31, 2005.

First anniversary of the Trigger Date. Use of GE’s telecommunication services (either in totality or individual components) can be extended in one-year increments based upon mutual agreement of both the Company and GE.

92.                Network Services: (Global)
VPN Services; Proxy Server Management, Internet Routers, DNS Management, installation and configuration management; hardware, software, and carrier service provisioning, contract maintenance; Project Management; problem and change control management, E-mail gateway, Spam filters, Nortel remote access and GNO facilitation and coordination of services for WAN, ISP, and MAN Connectivity.

Actual costs via the allocation methodology in effect during the billing period for all GE components.  Unit costs, where applicable, are not to exceed 2004 rates until December 31, 2005.  The Company will be notified 90 days in advance, as practicable, of any change to the annual unit cost to take effect after December 31, 2005.

First anniversary of the Trigger Date. Use of GE’s network services (either in totality or individual components) can be extended in one-year increments based upon mutual agreement of both the Company and GE.

93. Remote Access Services (Global) The Company will continue to have access to the Fibrelink infrastructure for remote access.	Actual costs via the allocation methodology developed for all GE components.	Trigger Date

94. Alpharetta Data Center (US & Canada) Mainframe, Midrange, Storage, Backup, and Network services currently provided by the Alpharetta Data Center.

Actual costs, based on usage, via the allocation methodology developed for all GE components. Units’ costs are not to exceed 2003 rates through December 31, 2005. Unit costs for subsequent years will be established on an annual basis. The Company will be notified 90 days in advance, as practicable, of any change to the annual unit cost to take effect after December 31, 2005.

First anniversary of the Trigger Date. The Service can be extended in one-year increments based upon the mutual agreement of both the Company and GE.

95. Cincinnati Data Center (Global) Mainframe, Midrange, Storage, Backup, e-Mail,	Actual costs, based on usage, via the allocation methodology developed for all GE components.	First Anniversary of the Trigger Date. The Service can be extended in one-year

Items/Service	Billing Rate or Payment Methodology	Service Termination Date
Intranet, and Network services currently provided by the Cincinnati Data Center managed by GE’s Global Communications Operation.

Unit costs are not to exceed 2003 rates through December 31, 2005. Unit costs for subsequent years will be established on an annual basis. The Company will be notified 90 days in advance, as practicable, of any change to the annual unit cost to take effect after December 31, 2005.

increments based upon the mutual agreement of both the Company and GE.

96. Kingswood Data Center (Europe) Mainframe Midrange, Storage, Backup, Security, Asset Management, and Network services currently provided by the Kingswood Data Center.

Actual costs, based on usage, via the allocation methodology developed for all GE components. Units costs are not to exceed 2003 rates through December 31, 2005. Unit costs for subsequent years will be established on an annual basis. The Company will be notified 90 days in advance, as practicable, of any change to the annual unit cost to take effect after December 31, 2005.

The earlier of the Trigger Date plus 24 months or completion of the Company’s transition. The Service can be extended in one-year increments based upon the mutual agreement of both the Company and GE.

97. Communications Network (Global) The Company will continue to have access to GE’s intranet-based Global Communications Network applications (GECN).	Actual costs, based on usage, via the allocation methodology developed for all GE components.	Trigger Date.

98.                IT Technical Councils (Global)
The Company will continue to be able to participate in IT technical councils, including, but not limited to the PMO Council, CTO Council and Security Forum & Council.

	No Charge	Trigger Date

99. Metadata Directory Services (Global) GE will continue to provide the Company with access to its CDI application for Identify, Directory and Discovery Services.	Actual costs via the allocation methodology developed for all GE components	Trigger Date

100. Helpdesk Management (US) GE shall manage the day-to-day activities of the Company or its contractors providing the Helpdesk, Desktop and Server support services to the retained	Actual costs via the allocation methodology developed for all GE components.	October 22, 2004

Items/Service	Billing Rate or Payment Methodology	Service Termination Date
businesses in Lakewood, CO and Ft. Washington, PA.

Investments

101. Fixed Income Analytics (Global) GEAM will provide the Company with access to and use of the Fixed Income Analytics Application (Yield Book Desktop Application).

No Charge as long as Investment Management Agreements (IMA) are in effect (included in fees payable by the Company under IMA); Post IMA termination – Actual costs via the allocation methodology developed for all GE components

The earliest of the Trigger Date + 12 months or termination of the IMA + 6 months or signing of a vendor agreement by the Company

102. Fixed Income Analytics and Cash Flows (Global) GEAM will provide the Company with access to and use of the Fixed Income Analytics and Cash Flows Application (BondEdge).

No Charge as long as Investment Management Agreements (IMA) are in effect (included in fees payable by the Company under IMA); Post IMA termination – Actual costs via the allocation methodology developed for all GE components

The earliest of the Trigger Date + 12 months or termination of the IMA + 6 months or signing of a vendor agreement by the Company

103. Bloomberg Desk Top Application (Global) GEAM will provide the Company with access to and use of Bloomberg Desktop Application.

No Charge as long as Investment Management Agreements  (IMA) are in effect (included in fees payable by the Company under IMA); Post IMA termination – Actual costs via the allocation methodology developed for all GE components

The earlier of the Trigger Date or termination of the IMA + 6 months or signing of a vendor agreement by the Company

104. Credit Analysis (Global) GEAM will provide the Company with access to and use of the Credit Analysis application (KMV Credit Tool).

No Charge as long as Investment Management Agreements (IMA) are in effect (included in fees payable by the Company under IMA); Post IMA termination – Actual costs via the allocation methodology developed for all GE components

The earlier of the Trigger Date or termination of the IMA + 6 months or signing of a vendor agreement by the Company

105. Risk Monitoring/Cash Hedging (US) GEAM will provide the Company access to and use of the PV01 application.

No Charge as long as Investment Management Agreements (IMA) are in effect (included in fees payable by the Company under IMA); Post IMA termination – Actual costs via the allocation methodology developed for all GE components

The earliest of the Trigger Date + 12 months or termination of the IMA + 6 months or completion of the Company’s transition

Items/Service	Billing Rate or Payment Methodology	Service Termination Date
106. Portfolio Optimizer (US) GEAM will provide the Company with access to and use of the GRC Optimizer application.

No Charge as long as Investment Management Agreements (IMA) are in effect (included in fees payable by the Company under IMA); Post IMA termination – Actual costs via the allocation methodology developed for all GE components

The earliest of the Trigger Date + 12 months or termination of the IMA + 6 months or completion of the Company’s transition

107. Cash Forecasting (US) GEAM will provide the Company with access to and use of the Cash Forecasting system, A2P2.

No Charge as long as Investment Management Agreements (IMA) are in effect (included in fees payable by the Company under IMA); Post IMA termination – Actual costs via the allocation methodology developed for all GE components

The earliest of the Trigger Date + 12 months or termination of the IMA + 6 months or completion of the Company’s transition

108. Risk Monitoring Tool (US) GEAM will provide the Company with access to and use of the Risk Monitoring Tools, and REM.

No Charge as long as Investment Management Agreements (IMA) are in effect (included in fees payable by the Company under IMA); Post IMA termination – Actual costs via the allocation methodology developed for all GE components

The earliest of the Trigger Date + 12 months or termination of the IMA + 6 months or completion of the Company’s transition

109. Market Data, Trends, and Information (Global) GEAM will provide the Company with access to and use of the market information provided by Reuters.

No Charge as long as Investment Management Agreements (IMA) are in effect (included in fees payable by the Company under IMA); Post IMA termination – Actual costs via the allocation methodology developed for all GE components

The earliest of the Trigger Date or termination of the IMA + 6 months or signing of a vendor agreement by the Company

110. GEAM Bloomberg Data Feed (Global)

No Charge as long as Investment Management Agreements (IMA) are in effect (included in fees payable by the Company under IMA); Post IMA termination – Actual costs via the allocation methodology developed for all GE components

The earlier of the Termination of the IMA + 6 months or signing of a vendor agreement by the Company

111. GEAM KMV Data Feed (Global)

No Charge as long as Investment Management Agreements (IMA) are in effect (included in fees payable by the Company under IMA); Post IMA termination – Actual costs via the allocation methodology developed for all GE components

The earlier of the Termination of the IMA + 6 months or signing of a vendor agreement by the Company

Items/Service	Billing Rate or Payment Methodology	Service Termination Date
112. GEAM FTID Data Feed (Global)

No Charge as long as Investment Management Agreements (IMA) are in effect (included in fees payable by the Company under IMA); Post IMA termination – Actual costs via the allocation methodology developed for all GE components

The earlier of the Termination of the IMA + 6 months or signing of a vendor agreement by the Company

113. GEAM Moody’s and S&P Data Feeds (Global)

No Charge as long as Investment Management Agreements (IMA) are in effect (included in fees payable by the Company under IMA); Post IMA termination – Actual costs via the allocation methodology developed for all GE components

The earlier of the Termination of the IMA + 6 months or signing of a vendor agreement by the Company

114. GEAM Factset Data Feeds (Global)

No Charge as long as Investment Management Agreements (IMA) are in effect (included in fees payable by the Company under IMA); Post IMA termination – Actual costs via the allocation methodology developed for all GE components

The earlier of the Termination of the IMA + 6 months or signing of a vendor agreement by the Company

115. GEAM Intex Data Feeds (Global)

No Charge as long as Investment Management Agreements (IMA) are in effect (included in fees payable by the Company under IMA); Post IMA termination – Actual costs via the allocation methodology developed for all GE components

The earlier of the Termination of the IMA + 6 months or signing of a vendor agreement by the Company

116. GEAM Trepp Data Feeds (Global)

No Charge as long as Investment Management Agreements (IMA) are in effect (included in fees payable by the Company under IMA); Post IMA termination – Actual costs via the allocation methodology developed for all GE components

The earlier of the Termination of the IMA + 6 months or signing of a vendor agreement by the Company

117. GEAM Argus (US)

No Charge as long as Investment Management Agreements (IMA) are in effect (included in fees payable by the Company under IMA); Post IMA termination – Actual costs via the allocation methodology developed for all GE components

The earliest of the Trigger Date + 12 months or termination of the IMA + 6 months or signing of a vendor agreement by the Company

118. GEAM Cirrus (US)	No Charge as long as Investment Management	The earliest of the Trigger Date + 12 months or

Items/Service	Billing Rate or Payment Methodology	Service Termination Date
	Agreements (IMA) are in effect (included in fees payable by the Company under IMA); Post IMA termination – Actual costs via the allocation methodology developed for all GE components	termination of the IMA + 6 months or signing of a vendor agreement by the Company

119. Investments New Hire Application (US) The Company will continue to have access to and use of GE’s Investments New Hire Application.

No charge as long as Investment Management Agreements (IMA) are in effect (included in fees payable by the Company under IMA); post IMA termination – actual cost via the allocation methodology developed for all GE components.

The earlier of the Trigger Date +12 months or completion of the Company’s transition

120. Investments Domino Infrastructure (US) The Company will continue to have access to and use of Investments Domino Infrastructure.

No charge as long as Investment Management Agreements (IMA) are in effect (included in fees payable by the Company under IMA); post IMA termination – actual cost via the allocation methodology developed for all GE components.

The earlier of the Trigger Date +12 months or completion of the Company’s transition

121. GEAM Compliance (US) The Company will continue to have access to and use of GEAM’s Compliance application.

No charge as long as Investment Management Agreements (IMA) are in effect (included in fees payable by the Company under IMA); post IMA termination – actual cost via the allocation methodology developed for all GE components.

The earlier of the Trigger Date +12 months or completion of the Company’s transition

122. Beast (US) The Company will continue to have access to and use of Beast.

No charge as long as Investment Management Agreements (IMA) are in effect (included in fees payable by the Company under IMA); post IMA termination – actual cost via the allocation methodology developed for all GE components.

The earlier of the Trigger Date +12 months or completion of the Company’s transition

123. Ref Internet & Intranet The Company will continue to have access to and use of GEAM’s Ref Internet and Intranet

No charge as long as Investment Management Agreements (IMA) are in effect (included in fees payable by the Company under IMA); post IMA termination – actual cost via the allocation methodology developed for all GE components.

The earlier of the Trigger Date or completion of the Company’s transition

124. Disaster Recovery	No charge as long as Investment Management	The earlier of the Trigger Date + 12 months or

Items/Service	Billing Rate or Payment Methodology	Service Termination Date
GEAM will provide the Company with disaster recovery services for the investments-related software provided pursuant to this Agreement.	Agreements (IMA) are in effect (included in fees payable by the Company under IMA); post IMA termination – actual cost via the allocation methodology developed for all GE components.	completion of the Company’s transition

VI Corporate Services

125. Corporate Jet Services (Global) Includes scheduling and use of GE Corporate Jet and services.	Actual costs via the allocation methodology developed for all GE components.	6 months after Trigger Date.

126. Crotonville (Global) The Company shall have the ability to host seminars, Workout sessions, and other meetings with customers at Crotonville facilities and may utilize Crotonville staff to do so.	Facilities and meeting fees normally charged to other GE components for similar programs.	Two years after Trigger Date.

VII Med Supp Policies

127. Med Supp Policies (US) Policyholder Services and Claim Servicing Of Approximately 1300Med Supp Policies (VFW CICA, VFW UFLIC and UFLIC at Cambridge)	$5.0K / month	December 31, 2004

VIII Functions Other Than Above

128.          Real Estate (Global)
GE will provide assistance and consultations on all real estate services including legal, insurance, transactional, environmental, security, facilities, rentals, and purchasing

	Actual costs via the allocation methodology developed for all GE components.	Trigger Date

129. M&A (Europe and Australia) The Company shall have access to GE Corporate M&A teams for M&A and new market entry opportunities.	Actual costs via the allocation methodology developed for all GE components.	Trigger Date

Items/Service	Billing Rate or Payment Methodology	Service Termination Date
130. Country NX (Europe) Access to GE Country NX’s across Europe to facilitate introductions to potential customers of the Company’s Europe Mortgage unit.	Actual costs via the allocation methodology developed for all GE components.	Trigger Date

131. Marketing (Europe) Access to GE’s European Marketing team to support the Company’s Europe Mortgage unit’s marketing initiatives, including those linked to the ‘GE Days’.	Actual costs via the allocation methodology developed for all GE components.	Trigger Date

132.          Capital Markets (Europe)
Access to the GE Capital Markets team in London for support on product development, new business sales etc. Support to include monitoring of market developments and preparation and presentation of pitches to current and future customers.

	Actual costs via the allocation methodology developed for all GE components.	Trigger Date

133. Sourcing Applications (Global) Access to and use of GE’s Sourcing Systems, including Oracle SSS, eRFP, E-Sourcing, Oracle Purchasing, eAuction and integrated applications.	Actual costs via the allocation methodology developed for all GE components.	The earlier of one year from the Trigger Date or the completion of the Company’s transition.

134.          Purchasing Card Processing (Global)
The Company will continue to have access to and use of GE’s Paris system for Purchasing Card Administration and Reconciliation, including Program Administration Services.

	Actual costs via the allocation methodology developed for all GE components.	The earlier of the Trigger Date or completion of the Company’s transition.

135. Sourcing (Australia) GE will continue to provide Sourcing related services	Actual costs via the allocation methodology developed for all GE components.	The earlier of the Trigger Date or completion of the Company’s transition.

136. Sourcing Data Warehouse (Global) The Company will continue to have access to and use of GE’s sourcing data warehouses, which are GSTAR	Actual costs via the allocation methodology developed for all GE components.	The earlier of one year from the Trigger Date or the completion of the Company’s transition.

Items/Service	Billing Rate or Payment Methodology	Service Termination Date
and Proclarity.

137.          Customer Balance of Trade
GE will continue to supply information regarding GE’s buy and sell activities with top Company customers including, but not limited to GE Asset Management, GE Corporate Treasury, GE Sourcing, GE Investor Relations, GE Commercial Real Estate

	No charge	Trigger Date

138. Services for Real Estate Data Warehouse and Applications (Global) GE will provide the Company with access to and use of its Real Estate Database (GERED) and integrated applications.	Actual costs via the allocation methodology developed for all GE components	Trigger Date

139. Business Development (Europe) The Company will continue to have access to Business Development resources pursuant to activities in respect of the Genworth transaction.	Actual costs via the allocation methodology developed for all GE components.	Completion of the UK Section 105 transfer process

140. Geoffice.com (Europe) GE shall make available to the Company hotdesk and conference room facilities at 25 Green Street, London	Actual costs via the allocation methodology developed for all GE components.	Trigger Date

SCHEDULE A1

GEAM SERVICES

Items/Service		Billing Rate or Payment Methodology	Service Termination Date
1.	PCAT (US) GE will provide the Company with access to and use of its PCAT Credit Deterioration System

No Charge as long as Investment Management Agreements  (IMA) are in effect (included in fees payable by the Company under IMA); Post IMA termination – actual costs via the allocation methodology developed for all GE components

The earlier of termination of IMA + 6 months or completion of the Company’s transition

2.	Trading Compliance (5.0/6.0) (US) GE will provide the Company with access to and use of its Limit 5.0 and Trigger 6.0 Trading Compliance Systems

No Charge as long as Investment Management Agreements (IMA) are in effect (included in fees payable by the Company under IMA); Post IMA termination – Actual costs via the allocation methodology developed for all GE components

The earlier of termination of IMA + 6 months or completion of the Company’s transition

3.	Investment Data Warehouse (US) GE will provide the Company with access to and use of its Investment Data Warehouse

No Charge as long as Investment Management Agreements (IMA) are in effect (included in fees payable by the Company under IMA); Post IMA termination – Actual costs via the allocation methodology developed for all GE components

The earlier of termination of IMA + 6 months or completion of the Company’s transition

4.	Trade Order Management (US) GE will provide the Company with access to and use of its Trade Order Management System (TIPS and 3rd party solution when implemented)

No Charge as long as Investment Management Agreements (IMA) are in effect (included in fees payable by the Company under IMA); Post IMA termination – Actual costs via the allocation methodology developed for all GE components

The earlier of termination of IMA + 6 months or completion of the Company’s transition

5.	Portfolio Analyzer – Insurance (US) GE will provide the Company with access to and use of its Portfolio Analyzer – Insurance System

No Charge as long as Investment Management Agreements (IMA) are in effect (included in fees payable by the Company under IMA); Post IMA termination – Actual costs via the allocation methodology developed for all GE components

The earlier of termination of IMA + 6 months or completion of the Company’s transition

6.	Derivatives Management (US) GE will provide the Company with access to and use of its Derivatives System (Infinity and Principia as replacement for	No Charge as long as Investment Management Agreements (IMA) are in effect (included in fees payable by the Company under IMA); Post IMA termination – Actual costs via the allocation	The earlier of termination of IMA + 6 months or completion of the Company’s transition, including, assignment of

Items/Service		Billing Rate or Payment Methodology	Service Termination Date
	Infinity when implemented).	methodology developed for all GE components	license

7.	Derivatives Reporting (US) GE will provide the Company with access to and use of its DREAMS Derivative Reporting System

No Charge as long as Investment Management Agreements (IMA) are in effect (included in fees payable by the Company under IMA); Post IMA termination – Actual costs via the allocation methodology developed for all GE components

The earlier of termination of IMA + 6 months or completion of the Company’s transition.

SCHEDULE B

SERVICES PROVIDED TO GE

Items/Service		Billing Rate or Payment Methodology	Service Termination Date
Finance and Related Services

1.	Treasury Services (Europe) The Company will provide access to and use of Operational and Consulting Process Changes for bank accounts and cash pooling transactions.	Actual costs billed via the allocation methodology applicable to the Retained Businesses immediately prior to the date hereof.	The earlier of the Trigger Date or completion of the Retained Businesses transition.

2.

Tax Services (Global)
The Company will continue to provide global tax related services to the Retained Business and to GE in a manner that is consistent with past practice and as required by such Retained Business and/or GE to satisfy its global income and other tax compliance and reporting responsibilities, including (without limitation) the provision of tax data and information to support US federal and state as well as non-US tax returns and the tax aspects or components of any financial and/or statutory statements or other similar reports or filings.

		Actual costs billed via the allocation methodology applicable to the Retained Businesses immediately prior to the date hereof.	The later of two years from the date hereof or completion of the Retained Businesses transition but in no event later than three years from the date hereof.

3.

Financial Systems Support (US)
Access to and use of applications provided by the Company such as Oracle Financials, Oracle Discoverer, Oracle Financial Analyzer, Oracle AP/PO, Suspense Control, and Safari Expense.

		Actual costs billed via the allocation methodology applicable to the Retained Businesses immediately prior to the date hereof.	The later of two years from the date hereof or completion of the Retained Businesses transition but in no event later than three years from the date hereof.

4.	Check Creation (US) The Company will continue to support and provide access to and use of the EWD system for Check Creation and Payments.	Actual costs billed via the allocation methodology applicable to the Retained Businesses immediately prior to the date hereof.	The later of two years from the date hereof or completion of the Retained Businesses transition but in no event later than three years from the date hereof.

5.	Escheatment Services (US) The Company will continue to provide escheatment services to the Retained Businesses	Actual costs billed via the allocation methodology applicable to the Retained Businesses immediately prior to the date hereof.	The later of two years from the date hereof or completion of the Retained Businesses transition but in no event later than three years from the date hereof.

Items/Service		Billing Rate or Payment Methodology	Service Termination Date
6.	AP Processing & Administration (US) The Company will continue to provide AP Processing and Administration to the Retained Businesses	Actual costs billed via the allocation methodology applicable to the Retained Businesses immediately prior to the date hereof.	The later of two years from the date hereof or completion of the Retained Businesses transition but in no event later than three years from the date hereof.

7.	Fixed Assets Processing & Administration (US) The Company will continue to provide Fixed Assets Accounting and Administration to the Retained Businesses	Actual costs billed via the allocation methodology applicable to the Retained Businesses immediately prior to the date hereof.	The later of two years from the date hereof or completion of the Retained Businesses transition but in no event later than three years from the date hereof.

8.	IBS Support and Processing (Global) The Company will continue to provide inter-company billing system (IBS) accounting and reconciliation to the Retained Businesses	Actual costs billed via the allocation methodology applicable to the Retained Businesses immediately prior to the date hereof.	The later of two years from the date hereof or completion of the Retained Businesses transition but in no event later than three years from the date hereof.

9.	STAT/GAAP Accounting & Reporting (US) The Company will continue to provide STAT and GAAP accounting services & reporting to the Retained Businesses	Actual costs billed via the allocation methodology applicable to the Retained Businesses immediately prior to the date hereof.	The later of two years from the date hereof or completion of the Retained Businesses transition but in no event later than three years from the date hereof.

10.	Technical Accounting Support (Global) The Company will continue to provide technical accounting guidance and support to the Retained Businesses on all accounting related issues.	Actual costs billed via the allocation methodology applicable to the Retained Businesses immediately prior to the date hereof.	The later of two years from the date hereof or completion of the Retained Businesses transition but in no event later than three years from the date hereof.

11.	Account Reconciliations (US) The Company will continue to provide Account Reconciliation Tools and Support to the Retained Businesses	Actual costs billed via the allocation methodology applicable to the Retained Businesses immediately prior to the date hereof.	The later of two years from the date hereof or completion of the Retained Businesses transition but in no event later than three years from the date hereof.

12.	Financial System Support (US) The Company will continue to provide support on all shared financial systems to the Retained Businesses	Actual costs billed via the allocation methodology applicable to the Retained Businesses immediately prior to the date hereof.	The later of two years from the date hereof or completion of the Retained Businesses transition but in no event later than three years from the date hereof.

13.	Sales & Use and Personal Property Tax (US)	Actual costs billed via the allocation	The later of two years from the date hereof

Items/Service		Billing Rate or Payment Methodology	Service Termination Date
	The Company will continue to prepare and file certain tax returns for the Retained Businesses consistent with past practice by the Company	methodology applicable to the Retained Businesses immediately prior to the date hereof.	or completion of the Retained Businesses transition but in no event later than three years from the date hereof.

14.	Financial Reporting & Analysis (US) The Company will continue to provide financial reporting and analysis to the Retained Businesses for all GAAP, SEC and management reporting requirements	Actual costs billed via the allocation methodology applicable to the Retained Businesses immediately prior to the date hereof.	The later of two years from the date hereof or completion of the Retained Businesses transition but in no event later than three years from the date hereof.

15.	Financial Planning & Analysis (Global) The Company will continue to provide the retained businesses with FP&A support similar to the level and scope of the activities currently provided.	Actual costs billed via the allocation methodology applicable to the Retained Businesses immediately prior to the date hereof.	The later of two years from the date hereof or completion of the Retained Businesses transition but in no event later than three years from the date hereof.

16.	Financial Accounting (US) The Company will continue to provide the retained businesses with financial accounting support similar to the level and scope of the activities currently provided	Actual costs billed via the allocation methodology applicable to the Retained Businesses immediately prior to the date hereof.	The later of two years from the date hereof or completion of the Retained Businesses transition but in no event later than three years from the date hereof.

17.	Travel and Living (US) The Company will continue to provide travel & living processing and accounting to the Retained Businesses	Actual costs billed via the allocation methodology applicable to the Retained Businesses immediately prior to the date hereof	The later of two years from the date hereof or completion of the Retained Businesses transition but in no event later than three years from the date hereof.

18.	Benefit Cost Accounting and Analysis (US) The Company will continue to provide benefit cost tracking and analysis for the Retained Businesses	Actual costs billed via the allocation methodology applicable to the Retained Businesses immediately prior to the date here	The later of two years from the date hereof or completion of the Retained Businesses transition but in no event later than three years from the date hereof.

19.	Facilities and Lease Accounting and Billing for 500 Virginia Ave (US) The Company will continue to provide accounting and billing services for 500 Virginia Drive in Fort Washington, PA	Actual costs billed via the allocation methodology applicable to the Retained Businesses immediately prior to the date hereof	The later of two years from the date hereof or completion of the Retained Businesses transition but in no event later than three years from the date hereof.

20.	Xerox and Postage Meter Replenishment and Accounting (US) The Company will continue to fund DPC postage meters and	Actual costs billed via the allocation methodology applicable to the	The later of two years from the date hereof or completion of the Retained Businesses

Items/Service		Billing Rate or Payment Methodology	Service Termination Date
	perform all necessary accounting for the Retained Businesses	Retained Businesses immediately prior to the date hereof	transition but in no event later than three years from the date hereof

21.	Expense Reporting and Analysis (US) The Company will continue to provide expense analysis and support to the Retained Businesses	Actual costs billed via the allocation methodology applicable to the Retained Businesses immediately prior to the date hereof	The later of two years from the date hereof or completion of the Retained Businesses transition but in no event later than three years from the date hereof

22.	Training (US) The Company will continue to provide training to the Retained Businesses for all transaction processes	Actual costs billed via the allocation methodology applicable to the Retained Businesses immediately prior to the date hereof	The later of two years from the date hereof or completion of the Retained Businesses transition but in no event later than three years from the date hereof

23.	1099 Reporting and Processing (US) The Company’s Accounts Payable group will provide 1099 reporting and processing to the Retained Businesses	Actual costs billed via the allocation methodology applicable to the Retained Businesses immediately prior to the date hereof	The later of two years from the date hereof or completion of the Retained Businesses transition but in no event later than three years from the date hereof.

24.

Facilities Billing and Accounting (US)
The Company will continue to provide management oversight and perform billing and accounting for the Richmond facilities, including space used by associates servicing the Retained Businesses and product lines.

		Actual costs billed via the allocation methodology applicable to the Retained Businesses immediately prior to the date hereof.	The later of two years from the date hereof or completion of the Retained Businesses transition but in no event later than three years from the date hereof.

25.	Payroll Reporting (US) The Company will perform payroll-related financial reporting for the Retained Businesses	Actual costs billed via the allocation methodology applicable to the Retained Businesses immediately prior to the date hereof.	The later of two years from the date hereof or completion of the Retained Businesses transition but in no event later than three years from the date hereof.

Human Resources and Related Services

26.	GMS Expat Services (Europe)	Actual costs billed via the allocation methodology applicable to the Retained Businesses immediately prior to the date hereof.	Completion of GE’s move to its own European Expat Service

Items/Service		Billing Rate or Payment Methodology	Service Termination Date
27.

HR Support and Related Services (Global)
The Company will continue to provide advice and support to the Retained Businesses, including but not limited to; compensation planning, benefits, payroll processing, organizational development and staffing, communications and other employee relations activities.

		Actual costs billed via the allocation methodology applicable to the Retained Businesses immediately prior to the date hereof.	The later of two years from the date hereof or completion of the Retained Businesses transition but in no event later than three years from the date hereof.

28.	MyGoals (US) The Company will provide Retained Businesses access to and use of the MyGoals system for mid-term performance reviews.	Actual costs billed via the allocation methodology applicable to the Retained Businesses immediately prior to the date hereof.	The later of two years from the date hereof or completion of the Retained Businesses transition but in no event later than three years from the date hereof.

29.

Sales Manager Acceleration Center (US)
Company will continue to allow GE employees access to (e.g. observation, participation, train-the-trainer) to Company’s Sales Manager Acceleration Center program.

		Actual costs billed via the method used for all GE components	The later of two years from the date hereof or completion of the Retained Businesses transition but in no event later than three years from the date hereof.

30.

Payroll Processing and Administration (Global)
The Company shall provide input of data to the system (time & attendance, etc.), file uploads, cutting checks, regulatory filings (W-2s, etc.), and answering payroll-related questions.

		Actual costs billed via the method used for all GE components	Trigger Date (US); Trigger Date (Global) (up to six months later by mutual consent)

31.

GEFA Facilitation Network (US)
The Company will continue to train/certify employees of the Retained Businesses as members of the GEFA Facilitation Network.  The Company will continue to provide access to and use of the online GFN Request service (process to request a facilitator)

		Actual costs billed via the method used for all GE components	The later of two years from the date hereof or completion of the Retained Businesses transition but in no event later than three years from the date hereof.

32.

Facilitation and Training Delivery (US)
The Company will continue to provide facilitation and organizational effectiveness support to GE and Retained Businesses.  The Company will continue to deliver training sessions to GE and Retained Businesses as capacity permits.

		$1,000 per day per diem.	The later of two years from the date hereof or completion of the Retained Businesses transition but in no event later than three years from the date hereof.

Items/Service		Billing Rate or Payment Methodology	Service Termination Date
IT – Misc Application, Infrastructure & Related Services

33.

HIPAA Infrastructure Services (US)
The Company will provide access to and use of the GXS Application Integrator application and servers used for HIPAA Transaction Compliance to the Retained Businesses.

		Actual costs billed via the allocation methodology applicable to the Retained Businesses immediately prior to the date hereof.	The later of two years from the date hereof or completion of the Retained Businesses transition but in no event later than three years from the date hereof.

34.

Web Hosting (US)
The Company will provide access to and use of infrastructure, Servicing, Deployment of New Content, Project Management, Security, and Vendor Management support of applications resident in the Genuity Shared Services environment to the Retained Businesses.

		Actual costs billed via the allocation methodology applicable to the Retained Businesses immediately prior to the date hereof.	September 17, 2004

35.	e-Learning (Global) The Company will provide the Retained Businesses with access to and use of electronic courses available on the Company’s Lotus Learning Space environment	Actual costs billed via the allocation methodology applicable to the Retained Businesses immediately prior to the date hereof.	The later of two years from the date hereof or completion of the Retained Businesses transition but in no event later than three years from the date hereof.

36.

GEFA University Website (Global)
The Company will provide the Retained Businesses with access to and use of the GEFA U website for training registration and administration purposes.  Tracking reports also will be made available upon request.

		Actual costs billed via the allocation methodology applicable to the Retained Businesses immediately prior to the date hereof.	The later of two years from the date hereof or completion of the Retained Businesses transition but in no event later than three years from the date hereof.

37.	SSO (US) The Company will provide the Retained Businesses with access to and use of applications developed by the Company, such as SSO, GE Worker, authentication services, and user data stores.	Actual costs billed via the allocation methodology applicable to the Retained Businesses immediately prior to the date hereof.	The later of two years from the date hereof or completion of the Retained Businesses transition but in no event later than three years from the date hereof.

38.	Image Services (US) The Company will provide access to and use of its FileNet image repository to the Retained Businesses.	Actual costs billed via the allocation methodology applicable to the Retained Businesses immediately prior to the date hereof.	The later of two years from the date hereof or completion of the Retained Businesses transition but in no event later than three years from the date hereof.

39.	Fax Services (US)	Actual costs billed via the allocation	The later of two years from the date hereof

Items/Service		Billing Rate or Payment Methodology	Service Termination Date
	The Company will provide access to and use of Biscom’s Fax Servers to the Retained Businesses.	methodology applicable to the Retained Businesses immediately prior to the date hereof.	or completion of the Retained Businesses transition but in no event later than three years from the date hereof.

40.	Death Claims System (US) The Company will continue to provide access to and use of its Death Claims cross-checking system to the Retained Businesses.	Actual costs billed via the allocation methodology applicable to the Retained Businesses immediately prior to the date hereof.	The later of two years from the date hereof or completion of the Retained Businesses transition but in no event later than three years from the date hereof.

41.	Alpharetta Server Processing The Company will continue to support and provide access to and use of applications running on the shared UNIX server infrastructure to the Retained Businesses.	Actual costs billed via the allocation methodology applicable to the Retained Businesses immediately prior to the date hereof.	The later of two years from the date hereof or completion of the Retained Businesses transition but in no event later than three years from the date hereof.

42.	Password Reset Services (US) The Company will provide support of the Courion Password reset and management system to the Retained Businesses.	Actual costs billed via the allocation methodology applicable to the Retained Businesses immediately prior to the date hereof.	The later of two years from the date hereof or completion of the Retained Businesses transition but in no event later than three years from the date hereof.

43.	Contract and Vendor Management (US) The Company will continue to provide IT contract and vendor management support for the Retained Businesses.	Actual costs billed via the allocation methodology applicable to the Retained Businesses immediately prior to the date hereof.	The later of two years from the date hereof or completion of the Retained Businesses transition but in no event later than three years from the date hereof.

44.	IT Security Services (US) The Company will continue to provide security services, including policy and firewall management, to the Retained Businesses.	Actual costs billed via the allocation methodology applicable to the Retained Businesses immediately prior to the date hereof.	The later of two years from the date hereof or completion of the Retained Businesses transition but in no event later than three years from the date hereof.

45.	Disaster Recovery Services (US) The Company will continue to provide IT-related disaster services, including policy, contract, and testing management, to the Retained Businesses	Actual costs billed via the allocation methodology applicable to the Retained Businesses immediately prior to the date hereof.	The later of two years from the date hereof or completion of the Retained Businesses transition but in no event later than three years from the date hereof.

46.	VPN Hosting (US) The Company will continue to provide VPN Hosting services to the	Actual costs billed via the allocation methodology applicable to the	The later of two years from the date hereof or completion of the Retained Businesses

Items/Service		Billing Rate or Payment Methodology	Service Termination Date
	Retained Businesses.	Retained Businesses immediately prior to the date hereof.	transition but in no event later than three years from the date hereof.

47.	Automated e-Mail Management (US) The Company will provide access to and use of its instance of Cisco e-Mail Manager to the Retained Businesses	Actual costs billed via the allocation methodology applicable to the Retained Businesses immediately prior to the date hereof.	The later of two years from the date hereof or completion of the Retained Businesses transition but in no event later than three years from the date hereof.

48.	1099-Tax Statement Processing (US) The Company will provide access to and use of the CheckFree system to create and view policyholder-related 1099– statements on behalf of the Retained Businesses.	Actual costs billed via the allocation methodology applicable to the Retained Businesses immediately prior to the date hereof.	The later of two years from the date hereof or completion of the Retained Businesses transition but in no event later than three years from the date hereof.

49.

Wide Area Network Management (US)
The Company will continue to provide access into, and support, of the Company’s existing network backbone between GE locations and the data centers in Alpharetta, Georgia; Lynchburg, Virginia; Richmond, Virginia; and Cincinnati, Ohio.

		Actual costs billed via the allocation methodology applicable to the Retained Businesses immediately prior to the date hereof.	The later of two years from the date hereof or completion of the Retained Businesses transition but in no event later than three years from the date hereof.

50.

Desktop and Asset Management (US)
The Company will continue to provide existing asset management services for GE’s Personal Computers and Servers.  Services include but are not limited to: core load maintenance, asset tracking, and vendor management.

		Actual costs billed via the allocation methodology applicable to the Retained Businesses immediately prior to the date hereof.	The later of two years from the date hereof or completion of the Retained Businesses transition but in no event later than three years from the date hereof.

51.

Helpdesk, Desktop and Server Support Services (US)
The Company will provide helpdesk, desktop and server support services to the Retained Business’s employees located in Lakewood, Colorado and Ft. Washington, Pennsylvania.

		Actual costs billed via the allocation methodology applicable to the Retained Businesses immediately prior to the date hereof.	October 22, 2004

52.	Licensing (Global) The Company will continue to provide business-related licensing and related support for the Retained Businesses.	Actual costs billed via the allocation methodology applicable to the Retained Businesses immediately prior to the date hereof	The later of two years from the date hereof or completion of the Retained Businesses transition but in no event later than three years from the date hereof.

53.	Data Warehouse Support (US) The Company will continue to provide to the Retained Businesses access and support of its Finance-related data warehouse.	Actual costs billed via the allocation methodology applicable to the Retained Businesses immediately prior	The later of two years from the date hereof or completion of the Retained Businesses transition but in no event later than three

Items/Service		Billing Rate or Payment Methodology	Service Termination Date
		to the date hereof	years from the date hereof

54.	Project Management Office (Global) The Company will continue to provide PMO guidance, support and project management services to the Retained Businesses on existing and closed projects.	Actual costs billed via the allocation methodology applicable to the Retained Businesses immediately prior to the date hereof	The later of two years from the date hereof or completion of the Retained Businesses transition but in no event later than three years from the date hereof

55.	Helpdesk (US) The Company will act as paying agent and provide surge resources for the IT helpdesk for GEAM employees located at 3003 Summer Street, Stamford, CT.	Actual costs billed via the allocation methodology used immediately prior to the date hereof.	The earlier of the first anniversary of the Trigger Date and the Company’s termination of GE’s network services.

56.	SAFE (US) The Company shall provide the Retained Businesses access to and use of the SAFE document storage environment but only with respect to the Retained Businesses’ documents.	Actual costs billed via the allocation methodology applicable to the Retained Businesses immediately prior to the date hereof.	The later of two years from the date hereof or completion of the Retained Businesses transition but in no event later than three years from the date hereof

57.	Servicers for Real Estate (US) The Company will provide GEAM with access to and use of its RE Servicers application.	Actual costs via the allocation methodology developed for all GE components.	Trigger Date

58.	Domino Infrastructure (US) Support and maintenance of the Domino.Docs and Domino.Work Flow applications.	Actual costs via the allocation methodology applicable to the Retained Businesses immediately prior to the date hereof.	The later of two years from the date hereof or completion of the retained businesses transition but in no event later than three years from the date hereof.

59.	Domino Infrastructure (Global). Support and maintenance of the Domino.Docs and Lotus notes as used for the Virtual File Room (part of the Lotus Collaborative Tools).	Actual costs via the allocation methodology applicable to the Retained Businesses immediately prior to the date hereof.	The later of two years from the date hereof or completion of the retained businesses transition but in no event later than three years from the date hereof.

60.	Contracts Management Database (US) The Company shall provide the Retained Businesses with access to and use of the Contracts Management Database.	Actual costs via the allocation methodology applicable to the Retained businesses immediately prior to the date hereof.	The later of two years from the date hereof or completion of the Retained Businesses transition but in no event later than three years from the date hereof.

Items/Service		Billing Rate or Payment Methodology	Service Termination Date
IV Legal, Compliance, Government Relations, and Public Relations Services

61.

General Internal Support (Global).
The Company will provide legal support and coordination of litigation, human resource, intellectual property, insurance regulatory (unless otherwise specifically described below), consumer privacy, contract, and marketing and advertising matters, and provide compliance, government relations and public relations support for Retained Businesses as performed immediately prior to the Date hereof.

		Actual costs billed via the allocation methodology applicable to the Retained Businesses immediately prior to the date hereof.	Six months from the Date hereof.

62.	Legal Information Management Systems (LIMS) (US) The Company will provide access to and use of LIMS but only with respect to data related to the Retained Businesses.	Actual costs billed via the allocation methodology applicable to the Retained Businesses immediately prior to the date hereof.	The later of two years from the date hereof or completion of the Retained Businesses transition but in no event later than three years from the date hereof.

63.

Ombudsperson Services (US)
The Company will continue to perform ombudsperson activities for the Retained Businesses, including: receipt of reports related to Retained Businesses; assignment of issues to Retained Businesses for resolution; and monitoring status of assigned issues.

		Actual costs billed via the allocation methodology applicable to the Retained Businesses immediately prior to the date hereof.	The later of two years from the date hereof or completion of the Retained Businesses transition but in no event later than three years from the date hereof.

64.	Compliance Management System (CMS). The Company will continue to provide the Retained Businesses access to and use of its Compliance Management System.	Actual costs billed via the allocation methodology applicable to the Retained Businesses immediately prior to the date hereof.	The later of two years from the date hereof or completion of the Retained Businesses transition but in no event later than three years from the date hereof.

65.

Holding Company Act Filings (US)
The Company will provide Consolidated Form B for the Company and the Retained Businesses.  The Retained Businesses shall provide the Company with their relevant information.

		Actual costs billed via the allocation methodology applicable to the Retained Businesses immediately prior to the date hereof.	The later of two years from the date hereof or completion of the Retained Businesses transition but in no event later than three years from the date hereof.

Items/Service		Billing Rate or Payment Methodology	Service Termination Date
66.

Consolidated Insurance Regulatory Filings (US)
Any time state insurance regulators mandate that certain filings be made on a consolidated basis among affiliated insurance companies (except holocaust reporting), the Company shall prepare and make the filing on behalf of itself and the Retained Businesses (and any other affiliated insurance companies owned in whole or in part by GE consistent with practices immediately prior to the date hereof).  The Retained Businesses and any other affiliated insurance companies shall provide the Company with their relevant information.

		Actual costs billed via the allocation methodology applicable to the Retained Businesses immediately prior to the Date hereof.	The later of two years from the date hereof or completion of the Retained Businesses transition but in no event later than three years from the date hereof.

67.

Annual Statement Assistance (US)
Assistance from the Company’s Legal Department with the preparation of the Retained Businesses’ Annual Statements filed with state insurance regulators (a/k/a “blue books”).

		Actual costs billed via the allocation methodology applicable to the Retained Businesses immediately prior to the Date hereof.	The later of two years from the date hereof or completion of the Retained Businesses transition but in no event later than three years from the date hereof.

68.

Insurance Industry Trade Associations (US)
Where there was one membership that entitled participation by the Company and the Retained Businesses immediately prior to the Date hereof, the Company will maintain that membership to enable continued participation by the Retained Businesses.

Actual costs billed via the allocation methodology applicable to the Retained Businesses immediately prior to the Date hereof.

With respect to each association, the earlier of (a) the close of the membership year immediately following the Trigger Date and (b) the date upon which the association’s own rules require separate membership.

69.	Privacy/Opt-Out (US) The Company will continue to give the Retained Businesses access to and use of its Privacy/Opt-Out application and services.	Actual costs billed via the allocation methodology applicable to the Retained Businesses immediately prior to the date hereof.	The later of two years from the date hereof or completion of the Retained Businesses transition but in no event later than three years from the date hereof.

70.	Complaints System (US) The Company will continue to provide the Retained Businesses access to and use of its Complaint Log system in order receive and document customer complaints.	Actual costs billed via the allocation methodology applicable to the Retained Businesses immediately prior to the date hereof.	The later of two years from the date hereof or completion of the Retained Businesses transition but in no event later than three years from the date hereof.

VI Services With Respect to GEFAHI Divested Companies

Items/Service		Billing Rate or Payment Methodology	Service Termination Date
71.	1099 Reporting and Processing (US)	Cost of services as billed to purchaser of GEFAHI Divested Companies pursuant to U.S. Computer Services Agreement dated on or about August 29, 2003 as amended.	April 30, 2004

72.	APECS for Escheat Processing (US)	Cost of services as billed to purchaser of GEFAHI Divested Companies pursuant to U.S. Computer Services Agreement dated on or about August 29, 2003 as amended.	April 30, 2004

73.	Broadwing (US) Broadwing Xerox Circuit	Cost of services as billed to purchaser of GEFAHI Divested Companies pursuant to U.S. Computer Services Agreement dated on or about August 29, 2003 as amended.	August 29, 2005

74.	Billing with Respect to services provided to GEFAHI Divested Companies by GE and the Company (US)	No Charge	Sixty (60) days from the date hereof.

75.	Management of services provided to GEFAHI Divested Companies by GE and the Company (US and Japan)	No Charge	Sixty (60) days from the date hereof.

76.	Hewlett Packard / Blue Ash (US) HP Blue Ash Circuit	No Charge	October 20, 2004

VII. Functions Other Than Above

77.	Sourcing (US) The Company will continue to provide Sourcing business services and administrative support to the Retained Businesses	Actual costs billed via the allocation methodology applicable to the Retained Businesses immediately prior to the date hereof.	The later of two years from the date hereof or completion of the Retained Businesses transition but in no event later than three years from the date hereof.

78.	Facilities (US) The Company will continue to provide Facilities and Real Estate	Actual costs billed via the allocation methodology applicable to the	The later of two years from the date hereof or completion of the Retained Businesses

Items/Service		Billing Rate or Payment Methodology	Service Termination Date
	business services and administrative support to the Retained Businesses	Retained Businesses immediately prior to the date hereof.	transition but in no event later than three years from the date hereof.

79.	Quality Training (Global) The Company will continue to provide quality training to the Retained Businesses	Actual costs billed via the allocation methodology applicable to the Retained Businesses immediately prior to the date hereof	The later of two years from the date hereof or completion of the Retained Businesses transition but in no event later than three years from the date hereof.

80.

Vendor Management, Strategy and Negotiations (US)
The Company will continue to provide the Retained Businesses with business-related assistance and guidance regarding vendor management, strategy and negotiations for business process outsourcing

		Actual costs billed via the allocation methodology applicable to the Retained Businesses immediately prior to the date hereof.	The later of two years from the date hereof or completion of the Retained Businesses transition but in no event later than three years from the date hereof.

81.	Document Print Center (US) The Company will continue to make available to the Retained Businesses use of the document print center for Xerox and production services	Actual costs billed via the allocation methodology applicable to the Retained Businesses immediately prior to the date hereof	The later of two years from the date hereof or completion of the Retained Businesses transition but in no event later than three years from the date hereof.

Schedule C-1

LEASED FACILITIES (GE to Company)

Line Number	Lessor	Lessee	Location	Expiration Date
1	General Electric Company	GE Group Life Assurance Company	3200 N. Central Avenue, Phoenix, AZ	9/30/2008

2	General Electric Commercial Equipment Company	GE Group Life Assurance Company	5335 S.W. Meadows Road, Lake Oswego, OR	8/31/2005

3	Union Fidelity Life Insurance Company	General Electric Capital Assurance Company	200 N. Martingale Drive, Schaumburg, IL	2/28/2006

4	Union Fidelity Life Insurance Company	The Terra Financial Companies, Ltd.	200 N. Martingale Drive, Schaumburg, IL	2/28/2011

5	Heller Financial, Inc.	GE Capital Life Assurance Company of New York & American Mayflower Life Insurance Company of New York	622 Third Avenue, New York, NY	8/31/2004

6	General Electric Company	GE Mortgage Insurance Company	320 Great Oaks Boulevard, Albany, NY	8/31/2004

7	GE Capital Real Estate	GE Mortgage Insurance Company	301 Yamoto Road, Boca Raton, FL	12/31/2004

8	GE Corporate	GE Mortgage Insurance Company	25925 Telegraph Road, Southfield, MI	Earlier of 2/28/2007 or Trigger Date

9	GE Corporate	GE Mortgage Insurance Company	640 Freedom Business Park, King of Prussia, PA	9/14/2006

10	General Electric Company	GE Mortgage Insurance Company	3200 N. Central Avenue, Phoenix, AZ	9/30/2008

11	GE Capital Bank	GE Mortgage Insurance Limited	6 Agar Street, London, UK	9/24/2010

12	GE Fleet	GE Mortgage Insurance Limited	Europalaan 6, 5232 BC’s-Hertogenbosch, Neth	11/30/2004

13	GE Leadership Development Europe N.V.	GE Mortgage Insurance Limited	2-4 Rond Point Schuman, Brussels, Blgm	12/31/2004

14	GE Capital mietfinanz	GE Mortgage Insurance Limited	Sachsenring 83, Cologne, GDR	12/31/2004

15	International GE AB	GE Mortgage Insurance Limited	Solna Strandvag 98, Stockholm, SWE 17175 (Office Space)	1/31/2007

16	International GE AB	GE Mortgage Insurance Limited	Solna Strandvag 98, Stockholm, SWE 17175 (Parking Space)	10/1/2006

17	GE ERC	GE Mortgage Insurance Limited	107 Rue Saint Lazare, 75009, Paris, France	12/31/2004

18	GE Canada	GE Capital Mortgage Insurance Company (Canada)	2300 Meadowvale Blvd, Mississauga, ONT	12/31/2005

19	GE Canada	GE Capital Mortgage Insurance Company (Canada)	555 Dr. Frederick Philips Drive, St. Laurent, QBC	3/31/2008

20	GE Capital Finance Australasia Pty Ltd	GE Mortgage Insurance Co. Pty. Ltd.	143 Coronation Drive, Brisbane, Aust	Earlier of Trigger Date or 4/30/05

21	GE Capital Finance Australasia Pty Ltd	GE Mortgage Insurance Co. Pty. Ltd.	10 Pulteney Street, Adelaide, SA, Aust	Earlier of Trigger Date or 4/30/05

22	GE Capital Finance Australasia Pty Ltd	GE Mortgage Insurance Co. Pty. Ltd.	Levels 9&10 Lumley House, 7 City Road, Auckland, NZ	5/31/2006

23	GE Commercial Corporation (Australia) Pty Ltd	GE Mortgage Insurance Co. Pty. Ltd.	1/110 Erindale Road, Balcatta, Perth, WA	Earlier of Trigger Date or 4/30/05

24	General Electric Company	GE Financial Trust Company	3200 N. Central Avenue, Phoenix, AZ	9/30/2008

25	General Electric Capital Company	GNA Corporation	335 Madison Avenue, New York, NY	12/31/2004

26	GE Company	GNA Corporation	601 S. Figouroa Street, Los Angeles, CA	1/31/2006

27	GE — CF	GNA Corporation	500 West Monroe Street, Chicago, IL	12/31/2004

28	GECC/GEC	GNA Corporation	500 Virginia Drive, Fort Washington, PA	8/31/2004

29	GE Vie Plus	RD Plus S.A.	Floor 29, Tour Franklin, Terrasse Boieldieu, La Defense 8, Paris, France	2/28/2007 or earlier termination by Vie Plus only if it is obliged to do so by its Landlord

30	GE Capital Bank	Financial Insurance Company Limited	Park Alle 295, 2605 Brondby, Denmark	5/1/2007

31	GE Finland OY	Financial Assurance Company Limited	Malmin Kauppatie 18, Helsinki, FIN	Either party can terminate after 12/31/2004 with 6 months notice

32	GE General Electric Finance Holding GmbH	GE Financial Insurance Deutschland	Martin-Behaim Str 8-10, Neu-Isenberg, GDR	12/31/2008

33	GECW	Financial Insurance Group Services Ltd.	Golden Lane, Dublin, IRE	6/26/2004

34	Access Graphics BV, trade name GE Access	Financial Insurance Group Services Ltd.	Dr Willem Dreeesweg 6-8 1185 VB, Amstelveen, Netherlands	12/31/2004 with annual renewals or 60 days notice

35	GECFS	GE Financial Insurance	Karenslyst alle 2, Oslo, NOR	12/30/2004

36	International GE AB	GE Financial Insurance Sweden	Noten 3 Solna Strandvag 98, Stockholm, SWE (Office Lease)	12/31/2010

37	International GE AB	GE Financial Insurance Sweden	Noten 3 Solna Strandvag 98, Stockholm, SWE (Parking Lease)	12/31/2006

38	GESF	GE Financial Insurance	Thurgaueerstrasse 40, Zurich, Switzerland	9/30/2004

39	GE Life Services	Financial Insurance Group Services Ltd.	3 floors (Ground, 1 & 2) at Vantage West, Brentford, London, Middlesex, UK	6/20/2010 or earlier termination by GE only (a) if it is obliged to do so by its Landlord or (b) upon the termination of the lease following the exercise of a tenant break.

40	General Electric Capital Corporation	General Electric Capital Assurance Company	501 Corporate Center Drive, Franklin, TN	4/30/2007

41	GE International Mexico, S. de R. L. de C.V.	GE Seguros del Centro, S.A. de C.V.	Ave. Calzada del Valle No. 205, Monterrey, Nuevo Leon, Mexico	9/1/2007

42	General Electric Company	GE Group Life Assurance Company	12101 Woodcrest Executive Drive, St. Louis, MO	1/31/2005

43	GE Supply	GE Mortgage Insurance Company	5605 Granger Road, Independence, OH	12/31/2005

44	GE Corporate	General Electric Capital Assurance Company	1299 Pennsylvania Avenue, Washington, DC	06/30/2004

Schedule C-2

LEASED FACILITIES (Company to GE)

Line Number	Lessor	Lessee	Location	Expiration Date
1	GE Group Life Assurance Company	GE Healthcare Financial Services, a division of General Electric Capital Corporation	100 Bright Meadow Boulevard, Enfield, CT	4/30/2005

2	GE Life and Annuity Assurance Company	General Electric Company	4415 Pheasant Ridge Road, Roanoke, VA	4/30/2004

3	General Electric Mortgage Insurance Corp.	Industrial Risk Insurers — Division of GE-ERC	2600 Michelson Drive, Irvine, CA	10/31/2004

4	General Electric Mortgage Insurance Corporation	GE Commercial Finance	Two Northpoint Drive, Houston, Texas	11/30/2006

5	GE Seguros del Centro, S.A. de C.V.	GE Equipo de Control y Distribucion S. de RL de CV	Av. Tecnológico Sur No. 100, Queretero, QRO, Mexico	9/2/2004

6	GE Seguros del Centro, S.A. de C.V.	GE Capital Fleet Services de Mexico SA de CV	Rubén Dario 1109 5° piso, Guadalajaro, JAL, Mexico	9/1/2004

SCHEDULE D

GRC PROJECTS

Project	Description	2004 Funding
1.PROFITS	Tools & Methods To Analyze Credit, Equity, and Interest Rate Risk Then Create Optimized Investment Strategies	$1.7 Million – Company $1.4 Million - GE

2.LEO	Decision Engine For LTC Claims	$600,000 - GE

3.Decision Engine Closed Loop Processes	Completion Of Decision Engine Work Related To GENIUS and RUBICON Including Monitoring, QA, & Updating & RUBICON Tier 3	$1.25 Million - GE

Schedule E

MANAGEMENT CONSULTING SERVICES

The Management Consulting Services are broadly defined as activities performed by Company associates that benefit other GE businesses but that do not directly benefit Company.  The Management Consulting Services typically include activities such as (i) attending meetings, (ii) delivering training, (iii) providing historical and industry perspectives, (iv) participating in meetings with rating agencies and regulators, (v) participating in government relations activities, (vi) sharing Company best practices, and (vii) making joint sales calls.

The Management Consulting Services are more fully defined below in the Services By Function section.

Services By Function

Executive Office:

Provide to the CEO of GE and the CEO of GE Insurance general support, advice, and strategy with respect to GE’s Retained Businesses and GE’s reinsurance business.  Consult on various GE initiatives, including strategic implementations, operational reviews, capital planning and other regulatory matters.  The parties acknowledge such support will be limited by any Company obligations deemed necessary by the Company’s CEO.

Finance:

Meet with the Retained Businesses’ or GE associates to provide reasonable assistance with issue resolution directly related to historical management participation or emerging issues, meet with the Retained Businesses’ management to plan for and provide assistance with rating agency relations, accompany management to ratings agency meetings, meet with the Retained Businesses’ management, auditors, regulators to provide historical perspectives.  Attend councils at GE including Finance, Tax, Controllers and others as appropriate including presentations of best practices as applicable.

Legal/Compliance:

Accompany the Retained Businesses’ management to meet with regulators, meet with Retained Businesses’ and GE associates to provide reasonable assistance with issue resolution directly related to historical management participation, participate in GE Legal Councils, share applicable legal and compliance best practices and emerging issues as applicable.

Government Relations/Public Relations:

Consult and provide support and advice with regard to Government Relations planning and practice with respect to Retained Businesses, and GE’s reinsurance businesses.  Accompany the Retained Businesses’ management to meet with regulators, work with the Retained Businesses’ management on government relations activities including without limitation incorporating the Retained Businesses’ government relations agendas into the Company’s agendas and jointly participating in events, meet with the Retained Businesses’ management, auditors, regulators to provide historical perspectives, meet with the Retained Businesses’ management to plan for and provide assistance with rating agency relations, accompany Retained Businesses’ management to ratings agency meetings.  Participate in GE Government Relations planning and present best practices as applicable.

Risk:

Provide general risk support, advice, and strategy with respect to the Retained Businesses and GE’s reinsurance business. Meet with the Retained Businesses’ and GE associates to provide reasonable assistance with issue resolution directly related to historical management participation, participate in GE risk forums, share applicable risk best practices.

Information Technology:

Meet with the Retained Businesses’ management and GE, auditors, regulators to provide historical perspectives and strategy or consultation on emerging issues, participate in GE information technology councils, share applicable emerging technology practices related to strategy, standards selection and cost reduction initiatives.

Marketing & Product Management:

Participate in joint sales calls for mutual GE/Company customers, meet with the Retained Businesses’ management and other GE management to provide perspectives with respect to the insurance industry, and share applicable marketing best practices.

Operations & Six Sigma:

Meet with the Retained Businesses’ or GE associates to provide reasonable assistance with issue resolution directly related to historical management participation and emerging issues, make available training in insurance specific classes developed and delivered by Company subject to availability, providing training classes and materials on LEAN and Company- created LEAN tools for financial services operations subject to availability (GE to pay its own travel and living expenses), participate in the Engineering Leadership Council, meet with the Retained Businesses’ management to provide perspectives with respect to the insurance industry, share applicable operations best practices.

Actuarial:

Provide general support, advice, and strategy with respect to GE’s Retained Businesses and reinsurance business.  Meet with the Retained Businesses’ management to plan for and provide assistance with rating agency relations, accompany the Retained Businesses’ management to ratings agency meetings, assist the actuarial department of GE’s reinsurance business, meet with the Retained Businesses’ associates to provide reasonable assistance with issue resolution directly related to historical management participation, meet with the Retained Businesses’ management, auditors, regulators to provide historical perspectives, share applicable actuarial best practices.

Human Resources:

Participate in GE HR councils and share applicable HR best practices, and make available to GE the Company leadership training classes subject to availability (GE to pay its own travel and living expenses).  In addition the Company will make such appropriate subject matter experts reasonably available to provide consultation and assistance to GE with respect any employment-related lawsuit(s) related to Financial Guaranty Insurance Company for which GE is financially

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responsible and that are pending as of January 1, 2004, until such lawsuit(s) are settled or otherwise finally adjudicated with no further right of appeal.

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Schedule F

BUSINESS ASSOCIATE ADDENDUM

I.              Purpose.

In order to disclose certain information to Provider under this Addendum, some of which may constitute Protected Health Information (“PHI”) (defined below), Recipient and Provider mutually agree to comply with the terms of this Addendum for the purpose of satisfying the requirements of the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) and its implementing privacy regulations at 45 C.F.R. Parts 160-164 (“HIPAA Privacy Rule”).   These provisions shall apply to Provider to the extent that Provider is considered a “Business Associate” under the HIPAA Privacy Rule and all references in this section to Business Associates shall refer to Provider.  Capitalized terms not otherwise defined herein shall have the meaning assigned in the Agreement.  Notwithstanding anything else to the contrary in the Agreement, in the event of a conflict between this Addendum and the Agreement, the terms of this Addendum shall prevail.

II.            Permitted Uses and Disclosures.

A.    Business Associate agrees to use or disclose Protected Health Information (“PHI”) that it creates for or receives from Recipient or its Subsidiaries only as follows.  The capitalized term “Protected Health Information or PHI” has the meaning set forth in 45 Code of Federal Regulations Section 164.501, as amended from time to time.  Generally, this term means individually identifiable health information including, without limitation, all information, data and materials, including without limitation, demographic, medical and financial information, that relates to the past, present, or future physical or mental health or condition of an individual; the provision of health care to an individual; or the past present, or future payment for the provision of health care to an individual; and that identifies the individual or with respect to which there is a reasonable basis to believe the information can be used to identify the individual.  This definition shall include any demographic information concerning members and participants in, and applicants for, Recipient’s or its Subsidiaries’ health benefit plans.  All other terms used in this Addendum shall have the meanings set forth in the applicable definitions under the HIPAA Privacy Rule.

B.    Functions and Activities on Company’s Behalf.  Business Associate is permitted to use and disclose PHI it creates for or receives from Recipient or its Subsidiaries only for the purposes described in this Addendum or the Agreement that are not inconsistent with the provisions of this Addendum, or as required by law, or following receipt of prior written approval from whichever of the Recipient or its Subsidiary for which the relevant PHI was created or from which the relevant PHI was received.  In addition to these specific requirements below, Business Associate may use or disclose PHI only in a manner that would not violate the HIPAA Privacy Rule if done by the Recipient or its Subsidiaries.

C.    Business Associate’s Operations.  Business Associate is permitted by this Agreement to use PHI it creates for or receives from Recipient or its Subsidiaries: (i) if such use is reasonably necessary for Business Associate’s proper management and administration; and (ii) as reasonably necessary to carry out Business Associate’s legal responsibilities. Business Associate is permitted to disclose PHI it creates for or receives from Recipient or its Subsidiaries for the purposes identified in this Section only if the following conditions are met:

(1)  The disclosure is required by law; or

(2)  The disclosure is reasonably necessary to Business Associate’s proper management and administration, and Business Associate obtains reasonable assurances in writing from any person or organization to which Business Associate will disclose such PHI that the person or organization will:

a. Hold such PHI as confidential and use or further disclose it only for the purpose for which Business Associate disclosed it to the person or organization or as required by law; and

b. Notify Business Associate (who will in turn promptly notify whichever of the Recipient or its Subsidiary for which the relevant PHI was created or from which the relevant PHI was received) of any instance of which the person or organization becomes aware in which the confidentiality of such PHI was breached.

D.    Minimum Necessary Standard.  In performing the functions and activities on Recipient’s or its Subsidiaries’ behalf pursuant to the Agreement, Business Associate agrees to use, disclose or request only the minimum necessary PHI to accomplish the purpose of the use, disclosure or request.  Business Associate must have in place policies and procedures that limit the PHI disclosed to meet this minimum necessary standard.

E.     Prohibition on Unauthorized Use or Disclosure.  Business Associate will neither use nor disclose PHI it creates or receives for or from Recipient, its Subsidiaries, or from another business associate of Recipient or its Subsidiaries, except as permitted or required by this Addendum or the Agreement that are not inconsistent with the provisions of this Addendum, or as required by law, or following receipt of prior written approval from whichever of the Recipient or its Subsidiary for which the relevant PHI was created or from which the relevant PHI was received.

F.     De-identification of Information.  Business Associate agrees neither to de-identify PHI it creates for or receives from Recipient or its Subsidiaries or from another business associate of Recipient or its Subsidiaries, nor use or disclose such de-identified PHI, unless such de-identification is expressly permitted under the terms and conditions of this Addendum or the Agreement and related to Recipient’s or its Subsidiaries’ activities for purposes of “treatment”, “payment” or “health care operations”, as those terms are defined under the HIPAA Privacy Rule.  De-identification of PHI, other than as expressly permitted under the terms and conditions of the Addendum for Business Associate to perform services for Recipient or its Subsidiaries, is not a permitted use of PHI under this Addendum.  Business Associate further agrees that it will not create a “Limited Data Set” as defined by the HIPAA Privacy Rule using PHI it creates or receives, or receives from another business

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associate of Recipient or its Subsidiaries, nor use or disclose such Limited Data Set unless: (i) such creation, use or disclosure is expressly permitted under the terms and conditions of this Addendum or the Agreement that are not inconsistent with the provisions of this Addendum; and such creation, use or disclosure is for services provided by Business Associate that relate to Recipient’s or its Subsidiaries’ activities for purposes of “treatment”, “payment” or “health care operations”, as those terms are defined under the HIPAA Privacy Rule.

G.    Information Safeguards.  Business Associate will develop, document, implement, maintain and use appropriate administrative, technical and physical safeguards to preserve the integrity and confidentiality of and to prevent non-permitted use or disclosure of PHI created for or received from Recipient or its Subsidiaries.  These safeguards must be appropriate to the size and complexity of Business Associate’s operations and the nature and scope of its activities.  Business Associate agrees that these safeguards will meet any applicable requirements set forth by the U.S. Department of Health and Human Services, including (as of the effective date or as of the compliance date, whichever is applicable) any requirements set forth in the final HIPAA security regulations.  Business Associate agrees to mitigate, to the extent practicable, any harmful effect that is known to Business Associate resulting from a use or disclosure of PHI by Business Associate in violation of the requirements of this Addendum.

III.           Conducting Standard Transactions.  In the course of performing services for Recipient or its Subsidiaries, to the extent that Business Associate will conduct Standard Transactions for or on behalf of Recipient or its Subsidiaries, Business Associate will comply, and will require any subcontractor or agent involved with the conduct of such Standard Transactions to comply, with each applicable requirement of 45 C.F.R. Part 162.  “Standard Transaction(s)” shall mean a transaction that complies with the standards set forth at 45 C.F.R. parts 160 and 162.  Further, Business Associate will not enter into, or permit its subcontractors or agents to enter into, any trading partner agreement in connection with the conduct of Standard Transactions for or on behalf of the Recipient or its Subsidiaries that:

a.               Changes the definition, data condition, or use of a data element or segment in a Standard Transaction;

b.              Adds any data element or segment to the maximum defined data set;

c.               Uses any code or data element that is marked “not used” in the Standard Transaction’s implementation specification or is not in the Standard Transaction’s implementation specification; or

d.              Changes the meaning or intent of the Standard Transaction’s implementation specification.

IV.           Sub-Contractors, Agents or Other Representatives.  Business Associate will require any of its subcontractors, agents or other representatives to which Business Associate is permitted by this Addendum or the Agreement (or is otherwise given Recipient’s or the relevant Subsidiary’s prior written approval) to disclose any of the PHI Business Associate creates or receives for or

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from Recipient or its Subsidiaries, to provide reasonable assurances in writing that subcontractor or agent will comply with the same restrictions and conditions that apply to the Business Associate under the terms and conditions of this Addendum with respect to such PHI.

V.            Protected Health Information Access, Amendment and Disclosure Accounting.

A.    Access.  Business Associate will promptly upon Recipient’s or its Subsidiary’s request make available to Recipient, its Subsidiary, or, at Recipient’s or such Subsidiary’s direction, to the individual (or the individual’s personal representative) for inspection and obtaining copies any PHI about the individual which Business Associate created for or received from Recipient or its Subsidiary and that is in Business Associate’s custody or control, so that Recipient or its Subsidiary may meet its access obligations under 45 Code of Federal Regulations § 164.524.

B.    Amendment.  Upon Recipient’s or its Subsidiary’s request Business Associate will promptly amend or permit Recipient or its Subsidiary access to amend any portion of the PHI which Business Associate created for or received from Recipient or its Subsidiary, and incorporate any amendments to such PHI, so that Recipient or its Subsidiary may meet its amendment obligations under 45 Code of Federal Regulations § 164.526.

C.    Disclosure Accounting.  So that Recipient or its Subsidiaries may meet their disclosure accounting obligations under 45 Code of Federal Regulations § 164.528:

1.     Disclosure Tracking.  Business Associate will record for each disclosure, not excepted from disclosure accounting under Section V.C.2 below, that Business Associate makes to Recipient or its Subsidiaries of PHI that Business Associate creates for or receives from Recipient or its Subsidiaries, (i) the disclosure date, (ii) the name and member or other policy identification number of the person about whom the disclosure is made, (iii) the name and (if known) address of the person or entity to whom Business Associate made the disclosure, (iv) a brief description of the PHI disclosed, and (v) a brief statement of the purpose of the disclosure (items i-v, collectively, the “disclosure information”).  For repetitive disclosures Business Associate makes to the same person or entity (including Recipient or its Subsidiaries) for a single purpose, Business Associate may provide a) the disclosure information for the first of these repetitive disclosures, (b) the frequency, periodicity or number of these repetitive disclosures and (c) the date of the last of these repetitive disclosures.  Business Associate will make this disclosure information available to Recipient or its Subsidiaries promptly upon Recipient’s or its Subsidiaries’ request.

2.     Exceptions from Disclosure Tracking.  Business Associate need not record disclosure information or otherwise account for disclosures of PHI that this Addendum or Recipient or the relevant Subsidiary in writing permits or requires (i) for the purpose of Recipient’s or its Subsidiaries’ treatment activities, payment activities, or health care operations, (ii) to the individual who is the subject of the PHI disclosed or to that individual’s personal representative; (iii) to persons involved in that individual’s health care or payment for health care; (iv) for notification for disaster relief purposes, (v) for national security or intelligence purposes, (vi) to law enforcement officials or correctional

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institutions regarding inmates; or   (vii) pursuant to an authorization; (viii) for disclosures of certain PHI made as part of a Limited Data Set; (ix) for certain incidental disclosures that may occur where reasonable safeguards have been implemented; and (x) for disclosures prior to April 14, 2003.

3.     Disclosure Tracking Time Periods.  Business Associate must have available for Recipient and its Subsidiaries the disclosure information required by this section for the 6 years preceding Recipient’s or its Subsidiaries’ request for the disclosure information (except Business Associate need have no disclosure information for disclosures occurring before April 14, 2003).

VI.           Additional Business Associate Provisions.

A.    Reporting of Breach of Privacy Obligations.  Business Associate will provide written notice to whichever of the Recipient or its Subsidiary for which the relevant PHI was created or from which the relevant PHI was received of any use or disclosure of PHI that is neither permitted by this Addendum nor given prior written approval by Recipient or the relevant Subsidiary promptly after Business Associate learns of such non-permitted use or disclosure.  Business Associate’s report will at least:

(i)                                     Identify the nature of the non-permitted use or disclosure;

(ii)                                  Identify the PHI used or disclosed;

(iii)                               Identify who made the non-permitted use or received the non-permitted disclosure;

(iv)                              Identify what corrective action Business Associate took or will take to prevent further non-permitted uses or disclosures;

(v)                                 Identify what Business Associate did or will do to mitigate any deleterious effect of the non-permitted use or disclosure; and

(vi)                              Provide such other information, including a written report, as Recipient or the relevant Subsidiary may reasonably request.

B.    Amendment.  Upon the effective date of any final regulation or amendment to final regulations promulgated by the U.S. Department of Health and Human Services with respect to PHI, including, but not limited to the HIPAA privacy and security regulations, this Addendum and the Agreement will automatically be amended so that the obligations they impose on Business Associate remain in compliance with these regulations.

In addition, to the extent that new state or federal law requires changes to Business Associate’s obligations under this Addendum, this Addendum shall automatically be amended to include such additional obligations, upon notice by Recipient or its Subsidiaries to Business Associate of such obligations.  Business Associate’s continued performance of services under the Agreement shall be deemed acceptance of these additional obligations.

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C.    Audit and Review of Policies and Procedures.  Business Associate agrees to provide, upon Recipient request, access to and copies of any policies and procedures developed or utilized by Business Associate regarding the protection of PHI.  Business Associate agrees to provide, upon Recipient’s request, access to Business Associate’s internal practices, books, and records, as they relate to Business Associate’s services, duties and obligations set forth in this Addendum and the Agreement(s) under which Business Associate provides services and / or products to or on behalf of Recipient or its Subsidiaries, for purposes of Recipient’s or its Subsidiaries’ review of such internal practices, books, and records.

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